UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐

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☐    Soliciting Material Pursuant to §240.14a-12

BANKUNITED, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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14817 Oak Lane
Miami Lakes, FL 33016

Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
April 12, 2023
Dear Fellow Shareholders:
We cordially invite you to join us at the 2023 virtual Annual Meeting of Shareholders of BankUnited, Inc. which will be held on Tuesday, May 16, 2023 at 10:00 a.m., Eastern Time. You will be able to attend the Annual Meeting as well as vote and submit questions during the meeting by visiting: www.virtualshareholdermeeting.com/BKU2023. Information on how to participate in this year's Annual Meeting can be found on page 87.
As described in more detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the purpose of the meeting is:
1.To elect ten director nominees identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier, death, resignation or removal;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;
3.To hold an advisory vote to approve the compensation of our named executive officers;
4.To approve the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan; and
to transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 20, 2023, are entitled to vote at the Annual Meeting. You will be required to enter your control number found on your proxy card or notice to enter the meeting.
Your vote is important. At the meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement. Whether or not you plan to attend the virtual meeting, we urge you to vote and submit your proxy so that as many shares as possible may be represented at the meeting. Your proxy is revocable and will not affect your right to vote at the virtual meeting if you choose to attend.
Thank you for your continued support and investment in BankUnited, Inc.

Sincerely,

Rajinder P. Singh Chairman, President and Chief Executive Officer

14817 Oak Lane
Miami Lakes, FL 33016
NOTICE OF 2023 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m., Eastern Time, on May 16, 2023

Virtual Meeting Details
Shareholders will be able to listen, vote, and submit questions from any location that has Internet connectivity. Shareholders may participate by logging in at: www.virtualshareholdermeeting.com/BKU2023. Please see the instructions on page 87 of the Proxy Statement.

Items of Business	Proposal No. 1: To elect ten director nominees identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

Proposal No. 3: To hold an advisory vote to approve the compensation of our named executive officers.

Proposal No. 4: To approve the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan.

To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a shareholder of record at the close of business on March 20, 2023 (the "Record Date"). On the Record Date, BankUnited, Inc. had 74,424,465 shares of common stock issued and outstanding.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 16, 2023. BankUnited, Inc.'s Proxy Statement and 2022 Annual Report to Shareholders are available at:
https://ir.bankunited.com.

By Order of the Board of Directors,

April 12, 2023	Susan Wright Greenfield
Miami, Florida	Corporate Secretary

i
BankUnited, Inc. 2023 Proxy Statement

ii
BankUnited, Inc. 2023 Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
PROXY STATEMENT
    The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2023 virtual Annual Meeting of Shareholders to be held on Tuesday, May 16, 2023, at 10:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2023. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2022 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 12, 2023, to shareholders of record as of March 20, 2023 (the "Record Date").
Questions and answers about the proxy materials and this year's virtual Annual Meeting can be found starting on page 85.
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BankUnited, Inc. 2023 Proxy Statement

PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. SHAREHOLDERS
PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually
Our Board of Directors is currently comprised of nine members. The size of the Board of Directors may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. BankUnited, Inc.'s directors are elected each year by the shareholders at the Company's annual meeting of shareholders. We do not have a staggered or classified board.
Ten director nominees are standing for election at this year's Annual Meeting. The Board of Directors has approved an increase in the size of the Board to ten directors subject to and effective upon election of this year's ten director nominees. Except for Germaine Smith-Baugh, Ed.D., who is a new nominee, all nominees currently serve as directors on our Board of Directors and were elected at the last annual meeting. Dr. Smith-Baugh was recommended for nomination by Thomas M. Cornish, our Chief Operating Officer. Each elected director's term will last until the 2024 annual meeting of shareholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.
Directors of BankUnited, Inc. have historically also served as directors of its wholly-owned subsidiary BankUnited, N.A. (the "Bank").
Each director will be elected by a majority of the votes cast, either in person or by properly authorized proxy, in the election of directors at the Annual Meeting.
Under our Amended and Restated By-Laws, at any meeting of the shareholders at which directors are to be elected and a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes will have no effect on the election of directors.
If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, then the director will be required under our Amended and Restated By-Laws to promptly tender his or her resignation as a director. Our Nominating and Corporate Governance Committee would then make a recommendation to the full Board as to whether to accept or reject the resignation.
If the resignation is not accepted by the Board, then the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier death, resignation or removal.
If the director’s resignation is accepted by the Board, then the Board may fill the vacancy.
However, if the number of nominees exceeds the number of positions available for the election of directors, then the directors will be elected by the vote of a plurality of the votes cast at any meeting of the shareholders at which directors are to be elected and a quorum is present.

BankUnited, Inc. 2023 Proxy Statement

Board Nominations
Board candidates are selected based on various criteria including their character and reputation, relevant business experience and acumen and relevant educational background. We value diversity of background, perspective, viewpoint and experience, including gender and ethnicity, among our Board members. The Nominating and Corporate Governance Committee and Board of Directors review these factors in considering candidates for Board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of shareholders.

Information Regarding the Nominees for Election to the Board of Directors

Key Statistics about our Director Nominees

(1) By ethnicity/nationality.
Qualifications
In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration the Company's Corporate Governance Guidelines and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's determination is made based primarily on the following criteria: (i) a candidate's special skills, expertise and background that would enhance or complement the mix of the existing directors, (ii) a candidate's reputation and prominence in his or her business, professional activities or community, including a well-known reputation for addressing important issues that the Company may face, (iii) a candidate's commitment to high ethical business standards and integrity, (iv) a candidate's time commitment and willingness to fully participate in the Board's affairs and perform his or her duties to the highest standards and (v) a candidate's contribution to the diversity of background, viewpoint, perspective and experience of the Board as a whole. For more information about the nominating process, see "Board of Directors and Corporate Governance—Director Nominating Process and Diversity."

BankUnited, Inc. 2023 Proxy Statement

Director Nominee/Age	Professional Experience	Board Tenure	Independent
Rajinder P. Singh, 52 Chairman, President and CEO	Banking	2013	No
Tere Blanca, 62	Commercial Real Estate	2013	Yes
John N. DiGiacomo, 61	Banking/Accounting	2018	Yes
Michael J. Dowling, 74	Healthcare	2013	Yes
Douglas J. Pauls, 64	Banking/Accounting	2014	Yes
A. Gail Prudenti, 69	Legal	2015	Yes
William S. Rubenstein, 67	Legal	2017	Yes
Germaine Smith-Baugh, Ed.D., 50	Non-profit	N/A	Yes
Sanjiv Sobti, Ph.D., 61	Finance & Capital Markets	2014	Yes
Lynne Wines, 68	Banking	2015	Yes
Biographical Information
Set forth below is biographical information concerning each nominee who is standing for election at the Annual Meeting. We further provide each nominee's specific experience, qualifications, attributes and skills that the Nominating and Corporate Governance Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The ages of the nominees are as of the date of the Annual Meeting.

RAJINDER P. SINGH	CHAIRMAN, PRESIDENT and CHIEF EXECUTIVE OFFICER

     Mr. Singh is our Chairman, President and Chief Executive Officer and one of the founding organizers of our Company. Mr. Singh was appointed Chairman of the Board of Directors of BankUnited, Inc. in January 2019 and President and Chief Executive Officer in January 2017. Mr. Singh served as our Chief Operating Officer from October 2010 up until his promotion in 2017. An industry veteran of 25 years, Mr. Singh has held several executive leadership positions prior to BankUnited including for Invesco’s WL Ross & Co., Capital One Financial Corp, North Fork Bancorporation and FleetBoston Financial Corporation. Mr. Singh serves on the Board of Directors of the Federal Reserve Bank of Atlanta. From January 2020 through December 2022, he served on the Federal Reserve's Board of Governors' Federal Advisory Council, representing the Atlanta Region. Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian Institute of Technology in New Delhi.

Board Qualifications:

•Banking and leadership experience and his understanding of regulatory and corporate governance matters.

Age: •52
Director Since: •July 2013
Committee Membership: •None
Professional Experience: •Banking

BankUnited, Inc. 2023 Proxy Statement

TERE BLANCA

    Ms. Blanca is the founder, Chairman and Chief Executive Officer of Blanca Commercial Real Estate, Inc., the leading independently owned commercial real estate services firm in Florida. Ms. Blanca has more than 25 years of experience in the South Florida real estate sector. Prior to launching Blanca Commercial Real Estate in March 2009, she served as Senior Managing Director for Cushman & Wakefield of Florida, Inc., where she led the firm's South Florida operations. Ms. Blanca also held the position of Senior Vice President at Codina Realty Services, Inc. ONCOR International. Ms. Blanca is a past member of the Board of Directors of The Miami Foundation, member of the Board of Governors of the Greater Miami Chamber of Commerce, past chair of the Board of Directors of City Year Miami, and past chair of Miami-Dade County's official economic development agency, The Beacon Council. She also is a member of Young Presidents' Organization (YPO) Gold Miami-Ft Lauderdale Chapter, an Associate member of the YPO Miami Chapter, a member of the Women Corporate Directors (WCD), a member of the board of the Miami Dade College Foundation, and a member of the University of Miami's School of Business Real Estate Advisory Council. She also serves as the Chair of the advisory board of the Urban Land Institute Southeast Florida and Caribbean District Council. Ms. Blanca has earned several honors, including “Top 100 Power Leaders”, “Ultimate CEO” and “Most Influential Business Women” by the South Florida Business Journal, and “Power Leader of the Year” and “Office Broker of the Year” by the Greater Miami Chamber of Commerce, “Philanthropist of the Year” by City Year Miami, “Community Leader” by the Hispanic Chamber of Commerce, “Top 25 Women in Real Estate” by Commercial Property Executive, “Women of Influence: Legends” and “Women of Influence” by Real Estate Forum,“Top Dealmakers of the Year” by the Daily Business Review, and Camacol's “Successful Hispanic Women of the Year.” Ms. Blanca earned a B.B.A with a concentration in international marketing and finance and an M.B.A. from the University of Miami.

Board Qualifications:

•Leadership and management experience, knowledge of commercial real estate markets and relationships in the business community.

Age: •62
Director Since: •September 2013
Committee Membership: •Compensation Committee Member
Professional Experience: •Commercial Real Estate

BankUnited, Inc. 2023 Proxy Statement

JOHN N. DIGIACOMO

     Mr. DiGiacomo joined our Board in August 2018 and has over 25 years of experience in the financial services industry. From 1994 to 2007, he served as Chief Financial Officer of North Fork Bank until the company’s merger with Capital One Financial Corporation. From 1990 to 1994, Mr. DiGiacomo served as Senior Vice President, Corporate Controller of North Fork Bank, and Vice President of Financial Planning, North Fork Bancorporation, Inc. from 1988 to 1990. Mr. DiGiacomo served as Vice President, Director of Finance of Long Island Mortgage from 1986 to 1988. Mr. DiGiacomo began his career at KPMG LLP. Mr. DiGiacomo graduated magna cum laude with a bachelor’s degree in accounting from St. John’s University in Queens, New York.

Board Qualifications:

•Banking experience and deep understanding of financial statements, regulation, compliance and corporate governance.

Age: •61
Director Since: •August 2018
Committee Membership: •Audit Committee Member
Professional Experience: •Banking and Accounting

BankUnited, Inc. 2023 Proxy Statement

MICHAEL J. DOWLING

     Mr. Dowling is the President and Chief Executive Officer of Northwell Health, a clinical, academic and research enterprise with a workforce of more than 83,000 and annual operating budget of $16.5 billion. Northwell is the largest health care provider and private employer in New York State, caring for more than two million people annually through a vast network of 830 outpatient facilities, including 220 primary care practices, 52 urgent care centers, home care, rehabilitation and end-of-life programs, and 23 hospitals. Prior to becoming President and CEO in 2002, Mr. Dowling was the health system's Executive Vice President and Chief Operating Officer. Before joining Northwell in 1995, he was a Senior Vice President at Empire Blue Cross/Blue Shield. Mr. Dowling served in New York State government for 12 years, including seven years as State Director of Health, Education and Human Services and Deputy Secretary to the Governor. He was also Commissioner of the New York State Department of Social Services. Before his public service career, Mr. Dowling was a professor of Social Policy and Assistant Dean at the Fordham University Graduate School of Social Services and Director of the Fordham Campus in Westchester County. Mr. Dowling is past chair of the Healthcare Institute and the current chair of the Institute for Healthcare Improvement (IHI). He is a member of the Institute of Medicine of the National Academies of Sciences and the North American Board of the Smurfit School of Business at University College, Dublin, Ireland. He also serves as a board member of the Long Island Association. He is past chair and a current board member of the National Center for Healthcare Leadership (NCHL), the Greater New York Hospital Association (GNYHA), the Healthcare Association of New York State (HANYS) and the League of Voluntary Hospitals of New York. Mr. Dowling was an instructor at the Center for Continuing Professional Education at the Harvard School of Public Health. Mr. Dowling grew up in Limerick, Ireland. He earned his undergraduate degree from University College Cork (UCC), Ireland, and his master’s degree from Fordham University. He also has honorary doctorates from Queen's University Belfast, University College Dublin, Hofstra University, Dowling College and Fordham University.

Board Qualifications:

•Extensive leadership and management experience as well as his relationships within the business, political and charitable communities.

Age: •74
Director Since: •May 2013
Committee Membership: •Compensation Committee Chair
Professional Experience: •Healthcare

BankUnited, Inc. 2023 Proxy Statement

DOUGLAS J. PAULS	LEAD INDEPENDENT DIRECTOR

     Mr. Pauls served as our Chief Financial Officer from September 2009 to February 2013. From March 2013 to December 2013, Mr. Pauls served as a senior advisor to the Company. In December 2013, Mr. Pauls joined the Board of Directors of Essent Group Ltd. (NYSE: ESNT), and serves as Chairman of the Audit Committee, as a member of the Compensation Committee, the Nominating, Governance and Corporate Responsibility Committee, and the Technology, Innovation and Operations Committee. Mr. Pauls served on the Board of Directors and as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of North Mountain Merger Corp. (NASDAQ: NMMC) from September 2020 through November 2022. In February 2021, Mr. Pauls joined the Board of Directors of The Global Atlantic Financial Group LLC. From June 2019 to January 2021, Mr. Pauls served on the Board of South Mountain Merger Corp. (NASDAQ: SMMCU) and as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Between March 2009 and August 2009, Mr. Pauls was self-employed as a consultant. From April 2008 until February 2009, Mr. Pauls served as Executive Vice President of Finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Mr. Pauls served as Chief Financial Officer of Commerce Bancorp from March 2002 until the acquisition by TD Bank in March 2008. Mr. Pauls was a member of the three person Office of the Chairman, responsible for overall management, policy making and strategic direction of Commerce Bancorp. From October 1995 to March 2002, Mr. Pauls served as the Chief Accounting Officer of Commerce Bancorp, its Senior Vice President from January 1999 to April 2006 and its Executive Vice President from April 2006 to March 2008. Earlier in his career, Mr. Pauls was a Senior Manager in the Audit Department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls received a B.A. in Economics magna cum laude from Dickinson College. Mr. Pauls currently serves on the Board of Trustees of Dickinson College.

Board Qualifications:

•Extensive banking experience, including his previous service as our Chief Financial Officer, and his deep understanding of financial statements, regulation, compliance and corporate governance.

Age: •64
Director Since: •May 2014
Committee Membership: •Risk Committee Chair •Nominating and Corporate Governance Committee Member
Professional Experience: •Banking and Accounting
Current Other U.S. Listed Company Boards: •Essent Group Ltd.

BankUnited, Inc. 2023 Proxy Statement

A. GAIL PRUDENTI

     Judge Prudenti is the Dean at the Maurice A. Deane School of Law at Hofstra University and Executive Director of the Center for Children, Families and the Law at Hofstra. From December 2011 to July 2015, Judge Prudenti served as the Chief Administrative Judge of the Courts of New York State, where she supervised the administration and operation of the statewide court system. From 2002 until December 2011, Judge Prudenti served as the Presiding Justice of the Appellate Division for the Second Judicial Department in New York State. Judge Prudenti served as Associate Justice, Appellate Division for the Second Judicial Department from 2001 to 2002, and as Administrative Judge for the Tenth Judicial District (Suffolk County) from 1999 to 2001. Prior to her appointment as Administrative Judge, Judge Prudenti served as Surrogate of Suffolk County from 1995 to 2000. Judge Prudenti’s judicial career began in 1991 when she was elected to the New York State Supreme Court, where she served until 1995. In 1996, during her tenure as Surrogate, Judge Prudenti was also designated as an Acting Supreme Court Justice and received the additional responsibilities of presiding over a dedicated Guardianship Part. After six years as the Surrogate, Judge Prudenti was reelected to the Supreme Court bench. Judge Prudenti earned her law degree from the University of Aberdeen, in Scotland, which also awarded her an honorary Doctorate of Laws in 2004 and an honorary appointment as Professor in the School of Law. Judge Prudenti earned a Bachelor of Arts with honors from Marymount College of Fordham University and an Honorary Doctorate from Hofstra University in 2016. She is a member of the Advisory Panel of Judges of the New York State Lawyer Assistance Trust Program, a member of the Council of Chief Judges of the National Center for State Courts, a former chairperson of the Office of Court Administration’s Mental Health Curriculum Committee for Trial Judges, co-chair of the Chief Judge’s Task Force on Delay in the Courts, a member of the Chief Judge’s Commission on Public Access to Court Records, a former member of the Chief Administrative Judge’s Judicial Legislative Group and a member of the NYS Office of Court Administration’s Gender Bias and Anti-Discrimination Panel. In addition, the judge is a member of the Judicial Section of the American Bar Association, the former Presiding Member of the Judicial Section of the New York State Bar Association, a member of the New York State Trial Lawyers Association and the New York State Women’s Bar Association, a former co-chair of the Surrogate’s Court Committee of the Suffolk County Bar Association, a member of the Suffolk County Women’s Bar Association, and a member of the Board of Directors of the Suffolk County Columbian Lawyers Association.

Board Qualifications:

•Extensive legal experience as well as her leadership and relationships in the political and charitable communities.

Age: •69
Director Since: •August 2015
Committee Membership: •Nominating and Corporate Governance Member •Compensation Committee Member
Professional Experience: •Legal

BankUnited, Inc. 2023 Proxy Statement

WILLIAM S. RUBENSTEIN

     Mr. Rubenstein is a retired partner of the New York law firm of Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Rubenstein was with the firm from September 1981 through December 2014, and was made a partner in April 1989. Mr. Rubenstein served as co-head of the firm's Financial Institution Group preceding his retirement. For more than ten years preceding his retirement from Skadden, Mr. Rubenstein served as a trustee of the Firm's pension plan and a member of the Firm's retirement committee, overseeing the investment of the Firm's pension and retirement plan assets. From 2003 to 2013, Mr. Rubenstein served as a trustee of the Stella and Charles Guttman Foundation, a New York not-for-profit established in 1959 dedicated to supporting programs to improve the educational opportunities and the delivery of health and other services for people in low income neighborhoods.

Board Qualifications:

•More than 33 years of experience representing financial institutions and their boards of directors in a wide range of corporate transactions involving negotiated and contested mergers and acquisitions, the structuring and issuance of complex securities, and governance and regulatory matters.

Age: •67
Director Since: •August 2017
Committee Membership: •Risk Committee Member
Professional Experience: •Legal

BankUnited, Inc. 2023 Proxy Statement

GERMAINE SMITH-BAUGH, Ed. D.

     Dr. Germaine Smith-Baugh, Ed.D. is the president and chief executive officer of the Urban League of Broward County, a nationally affiliated not-for-profit and has served in this capacity since 2002. A champion for economic empowerment, with a depth of expertise in organizational development and enhancing equity and inclusion within the business community, Dr. Smith-Baugh expanded the reach of the Urban League to include the Entrepreneurship Center and Small Business Loan Fund, which is now designated as a Certified Development Financial Corporation (CDFI) by the United States Department of Treasury. Through its subsidiary, the loan fund focuses lending on minority owned firms throughout the State of Florida, with an emphasis on the counties of Miami, Broward, and Dade. Dr. Smith-Baugh's philanthropic leadership, which has always been rooted in service, extends well beyond her work with Urban League. She currently serves on local, statewide, and national boards and holds leadership roles as Second Vice Chair and Chair, respectively at the Florida Community Loan Fund (CDFI), and Grounded Solutions Network as well as the Greater Fort Lauderdale Alliance. Dr. Smith-Baugh serves on local and regional advisories and has provided insight and testimony to influence policy and macro issues at the federal and state level. Recognized for breakthrough leadership by both the business and nonprofit industries as well as her peers, Dr Smith-Baugh is a graduate of Leadership Florida Class XXXIV and was inducted into The Jim Moran's Institute of South Florida Fellows and Broward County Women's Hall of Fame. She has received numerous awards and recognitions throughout the years, including Broward County's 100 Outstanding Women; featured as one of the South Florida Business Journal's Ultimate CEOs; and awarded distinguished leadership and service honors from Broward Black Elected Officials, Delta Sigma Theta, and United Way of Broward County. Dr. Smith-Baugh earned her undergraduate and Master’s degrees from Florida State University and a doctorate in Organizational Leadership from Nova Southeastern University.

Board Qualifications:

•Dr. Smith-Baugh has over 25 years of experience in executive leadership, nonprofit management, board governance, financial administration, and philanthropic giving and fundraising.

Age: •50
Director Since: •N/A
Committee Membership: •N/A
Professional Experience: •Non-Profit

BankUnited, Inc. 2023 Proxy Statement

SANJIV SOBTI, Ph.D.

     Dr. Sobti has served at several preeminent Wall Street firms during a career spanning more than 35 years. Since 2007, Dr. Sobti has had an independent consulting business including having served as a senior advisor to Credit Suisse from 2008 to 2021. He currently serves as a Venture Partner for Altai Ventures Fund II, a FinTech Venture Capital fund, as well as a Venture Partner for Key1Capital, a Tel Aviv based generalist Venture Capital fund. In addition, Dr. Sobti serves on the Board of Advisors of Vesttoo, a private company which enhances risk transfer and liquidity in the Life and P&C insurance markets based on proprietary AI-based technology. In 2006, he co-founded FIRE Capital Fund Management Mauritius Private Limited, the manager for a private equity fund, and served as the Chairman of its Board of Directors until 2011. From 2001 through 2008, Dr. Sobti was a Senior Managing Director of Bear, Stearns & Co. Inc. where he was appointed to the President's Advisory Council and Fairness Opinion Committee. From 1999 to 2001, Dr. Sobti was a Managing Director at J.P. Morgan & Co. where he was recruited as head of Mergers and Acquisitions for Financial Institutions. Previously Dr. Sobti was with Lehman Brothers Inc. from 1989 to 1999 culminating in his serving as Managing Director and co-head of Mergers and Acquisitions for Financial Institutions. Earlier Dr. Sobti worked at Goldman, Sachs & Co. from 1986 through 1989. Dr. Sobti is co-Chair of the International Advisory Board of the University of Pennsylvania's Center for the Advanced Study of India. Dr. Sobti holds a B.A. from St. Stephen's College, University of Delhi, and an M.B.A. and Ph.D. in Finance from The Wharton School, University of Pennsylvania.

Board Qualifications:

•Dr. Sobti's qualifications to serve on our Board include over 35 years of experience in serving as a corporate finance and mergers specialist advising the financial services industry, expertise in valuation analyses and capital markets transactions, experience in analyzing and evaluating various financial services businesses, and knowledge of complex financial instruments including asset-backed securities and derivatives.

Age: •61
Director Since: •May 2014
Committee Membership: •Audit Committee Chair •Risk Committee Member
Professional Experience: •Finance and Capital Markets

BankUnited, Inc. 2023 Proxy Statement

LYNNE WINES

      Ms. Wines brings extensive banking experience to our Board. From July 2011 to May 2014, Ms. Wines served as President and Chief Executive Officer of First Southern Bank of Florida and was responsible for all aspects of market and operations before its acquisition by Centerstate Bank in 2014. From January 2008 to June 2010, she served as President and Chief Operating Officer of CNL Bank, a $1.6 billion independent statewide commercial bank. Ms. Wines served as President & Chief Executive Officer of Commercial Banking South Florida for Colonial Bank, N.A. from 2005 until 2007 following Colonial Bank’s acquisition of Union Bank of Florida. Ms. Wines served as President and Chief Executive Officer of Union Bank of Florida from May 1999 until the acquisition by Colonial Bank, N.A. in February 2005. From January 1986 to May 1999, Ms. Wines served as the Controller of Union Bank of Florida, its Senior Vice President and Chief Financial Officer and its Executive Vice President and Chief Operating Officer. Wines’ professional affiliations include a four-year term on the board of directors of the Florida Bankers Association, a member of Leadership Florida, International Women's Forum, Women's Corporate Directors, and past member of Broward Workshop. From August 2018 to March 2020, Ms. Wines served as Senior Director, Broward Business Council on Homelessness. Ms. Wines has been a guest lecturer at Florida Atlantic University, Lynn University, and Nova Southeastern University's MBA programs. Civic involvement includes Commissioner of the Housing Authority of the City of Fort Lauderdale, Chairperson of United Way of Broward County, Chair of 211-Broward, Board Member, Broward County Continuum Care, as well as leadership roles in several other non-profit organizations. Ms. Wines received a Bachelor of Science from Nova Southeastern University and a Master's in Public Administration, Public Service Leadership from New York University. She also has an honorary doctorate from Nova Southeastern University and is a Harvard University Advanced Leadership Fellow.

Board Qualifications:

•Extensive banking experience and her deep understanding of financial statements, regulation and compliance.

Age: •68
Director Since: •August 2015
Committee Membership: •Nominating and Corporate Governance Committee Chair •Audit Committee Member
Professional Experience: •Banking

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOREGOING TEN NOMINEES TO THE BOARD OF DIRECTORS.

BankUnited, Inc. 2023 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of Board of Directors
The Company's business and affairs are managed under the direction of the Board of Directors, which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's shareholders. The Board of Directors' mission is to maximize long-term shareholder value. The Board of Directors establishes the Company's overall corporate policies, evaluates the Company's Chief Executive Officer ("CEO") and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company's business strategy, planning and risk management framework, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Director Independence
Under the New York Stock Exchange ("NYSE") listing standards, in order to consider a director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with the Company. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or its independent registered public accounting firm. The Board of Directors also has adopted independence standards to assist it in making independence determinations. The Company's Director Independence Standards contain the formal director qualification and independence standards adopted by the Board of Directors, and are available as part of the Company's Corporate Governance Guidelines on the Company's website at https://ir.bankunited.com.
The Board of Directors determines annually whether a director is independent at the time the Board of Directors approves director nominations for inclusion in the Company's proxy statement and when a director joins the Board of Directors between annual meetings. Although the determination of whether a director is independent relies on the Board's subjective assessment of all of the relevant facts and circumstances, the Company's Director Independence Standards provide that a director will not qualify as independent if:
within the last three years, (i) the director has been an employee of the Company or an immediate family member of the director has been an executive officer of the Company; (ii) the director or an immediate family member of the director has received, during any twelve-month period, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service) and compensation received by a family member for service as a non-executive employee of the Company; (iii) the director or an immediate family member of the director was a partner or employee of the Company's independent registered public accounting firm and personally worked on the Company's audit within that time; or (iv) the director or an immediate family member of the director has been employed as an executive officer of a company in which a present executive officer of the Company at the same time served on the compensation committee of that company's board of directors;
the director is a current partner or employee of the Company's independent registered public accounting firm or an immediate family member of the director is a current partner of such firm or a current employee of such firm who personally works on the Company's audit; or
the director or an immediate family member of the director is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an

BankUnited, Inc. 2023 Proxy Statement

amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such company's consolidated gross revenue.
The Board undertook its annual review of director independence in April 2023. As a result of this review, the Board affirmatively determined that all of the directors and nominees are independent of the Company and its management under the corporate governance standards of the NYSE and the Company's Director Independence Standards, with the exception of Rajinder P. Singh. Mr. Singh is our Chairman, President and Chief Executive Officer. In making the determination that Mr. Rubenstein is independent of the Company and its management, the Board of Directors considered that Mr. Rubenstein is a retired partner of the law firm Skadden, Arps, Slate, Meagher and Flom, LLP. Skadden currently provides and may in the future provide certain legal services to us and our affiliates, for which it has received, or may receive, customary compensation, fees and expense reimbursement. In determining Dr. Smith-Baugh's independence from the Company and its management, the Board of Directors considered that Dr. Smith-Baugh, is the President and CEO of the Urban League of Broward County, a 501(c)(3) nonprofit organization in the State of Florida. BankUnited, N.A. has in the ordinary course of business provided certain contributions and financial support to the Urban League of Broward County and its affiliated community development funds, none of which require reporting under the NYSE independence standard or were deemed material by the Board. Leslie Lunak, BankUnited’s Chief Financial Officer ("CFO"), serves on the Board of Directors of the Urban League of Broward County but does not serve, and has not served, on its compensation committee equivalent.

Board and Board Committee Performance Evaluations
Each year, the Nominating and Corporate Governance Committee leads the Board through self-evaluation. Through this evaluation process, the directors assess performance, identify areas for improvement and provide feedback.
Board Annual Self-Evaluation:
•Each director completes an open-ended questionnaire with key topics such as board composition and culture; information and resources; effectiveness and oversight;
•Responses are reviewed by the Chair of the Nominating and Corporate Governance Committee;
•The Chair of the Nominating and Corporate Governance Committee leads a discussion of the results with the full Board at the next Board meeting;
•As a result of director feedback, management has updated content and formats of some materials provided to the Board as well as provided training sessions on new regulatory requirements and disclosures.
Committee Annual Self-Evaluations:
•Each director completes an open-ended questionnaire for each committee on which he or she serves with key topics such as Committee Charter, structure, composition and effectiveness;
•Responses are reviewed by each Committee Chair;
•Committee Chair leads a discussion of the results with the full Board at the next Board meeting.

Director Education
Our Board believes that director education is essential to the ability of our directors to provide oversight and fulfill their roles. The Nominating and Corporate Governance Committee provides directors with information regarding external director development and training programs and encourages director participation in such

BankUnited, Inc. 2023 Proxy Statement

programs. Continuing director education is provided during Board meetings by both internal and external subject matter experts and our directors also attend conferences and round tables hosted by our primary banking regulators. Some of the topics on which our Board receives regular education include regulatory compliance, Bank Secrecy Act ("BSA")/Anti-Money Laundering ("AML") and cybersecurity.

Board of Directors Meetings and Attendance
In 2022, the Board of Directors held seven meetings and acted by written consent six times. Each director attended 75% or more of the meetings of the Board of Directors and Board committees on which they served during 2022. Directors are expected to attend all meetings of shareholders. All directors attended the 2022 annual meeting.
Number of Board and Board Committee Meetings in 2022

Committees of the Board of Directors
The Board has established four committees to facilitate its oversight responsibilities; an Audit Committee, a Risk Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.
Each committee operates under a written charter. Copies of the charters of the Audit Committee, Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at https://ir.bankunited.com and may also be obtained upon request without charge by writing to the Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Audit Committee	11 meetings held in 2022
The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee meets at least four times annually and privately meets in executive session at such times as the Committee may determine, and meets with management, the chief internal auditor, the independent auditors and the regulatory examiners as appropriate.

BankUnited, Inc. 2023 Proxy Statement

Committee Members:	Key Responsibilities:
Sanjiv Sobti, Ph.D. (Chair) John N. DiGiacomo Lynne Wines
•Oversees the integrity of the Company's financial statements and the financial reporting process, including internal control over financial reporting and disclosure.
•Oversees the appointment, qualifications, performance, compensation and independence of the Independent Registered Public Accounting Firm.
•Oversees the performance of the Company's internal audit function.
•Oversees the Company's compliance with applicable legal and regulatory requirements related to financial matters.
•Reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team.
•Reviews our financial risk and control procedures, compliance programs and significant tax matters.

Independence/Qualifications/Requirements:

•Our Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with NYSE listing standards and qualify as "audit committee financial experts" as defined by the Securities and Exchange Commission (the "SEC").
•All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC.

Risk Committee	4 meetings held in 2022
The Risk Committee meets at least four times annually and privately meets in executive session at such times as the Committee may determine with our Chief Risk Officer.

Committee Members:	Key Responsibilities:
Douglas J. Pauls (Chair) William S. Rubenstein Sanjiv Sobti, Ph.D.
•Approves the Enterprise Risk Framework and the Company's Risk Appetite Statement.
•Oversees risk assessment, monitoring, and management of aggregate credit, interest rate, liquidity, price, operational, compliance/legal, BSA/AML, strategic, and reputation risk, including the adequacy of capital to absorb such risks.

Independence/Qualifications/Requirements:

•All of the Risk Committee members meet the independence requirements of the NYSE and the SEC.
•All Risk Committee members also meet the risk expertise requirements for directors of a risk committee by the Board of Governors of the Federal Reserve System.

BankUnited, Inc. 2023 Proxy Statement

Compensation Committee	5 meetings held in 2022
The Compensation Committee meets at least four times annually.

Committee Members:	Key Responsibilities:
Michael J. Dowling (Chair) Tere Blanca A. Gail Prudenti
•Oversees establishing, maintaining, and administering our compensation programs and employee benefit plans, including the BankUnited, Inc. equity incentive plans.
•Determines and approves compensation and corporate goals and objectives relevant to the incentive awards of our CEO and other named executive officers; further evaluates the performance of these officers.
•Evaluates and discusses with executive management our incentive-based compensation plans.
•Makes recommendations to the Board for approval of the non-employee director compensation program.

Independence/Qualifications/Requirements:
•All of the Compensation Committee members meet the independence standards of the NYSE, including the NYSE's independence requirements specific to the members of compensation committees.

Nominating and Corporate Governance Committee	4 meetings held in 2022
The Nominating and Corporate Governance Committee meets at least four times annually.

Committee Members:	Key Responsibilities:
Lynne Wines (Chair) Douglas J. Pauls A. Gail Prudenti
•Makes recommendations to the Board regarding candidates for directorships and the size and composition of our Board of Directors and committees.
•Oversees and reviews the annual Board and board committee self-assessments.
•Reviews appropriate retirement age and tenure limitations as well as memberships on other boards and board education and training.
•Oversees CEO succession planning and working with the CEO, further reviews the Company's management succession plans.
•Oversees our corporate governance guidelines and reports and makes recommendation to our Board on responsibilities related to corporate governance matters. provides Board oversight of Environmental, Social and Governance ("ESG") matters.

Independence/Qualifications/Requirements:
•All of the Nominating and Corporate Governance Committee members meet the independence standards of the NYSE.

Compensation Committee Interlocks and Insider Participation
In 2022, our Compensation Committee consisted of Mr. Dowling (Chairman), Ms. Blanca and Judge Prudenti. None of them had at any time in the last fiscal year been one of our officers or employees, and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K.

BankUnited, Inc. 2023 Proxy Statement

None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Governance Documents
The Company's Risk Appetite Statement, which is reviewed and approved by the Risk Committee, sets forth guidelines for the aggregate levels of acceptable risk across multiple dimensions and forms the basis of the Company's enterprise risk management framework. It further defines the boundaries for the type and amount of risk that may be undertaken by the Company in pursuing business objectives and initiatives.
    The Company's Risk Management Framework establishes enterprise-wide governance and risk management requirements for monitoring nine categories of risk: strategic risk, credit risk, interest rate risk, liquidity risk, operational risk, compliance risk, BSA/AML risk, reputation risk and price risk.

Risk Management and Oversight
    Our Board of Directors oversees our risk management framework, including the company-wide approach to risk management, carried out by our management. Our full Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for risk management, its committees oversee risk in certain specified areas.
In particular, the Risk Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Risk Committee assists the Board in overseeing the Company's enterprise-wide risk management framework, including the risk appetite statement, risk tolerances and limits, and risk management infrastructure. The Risk Committee oversees the risk assessment process to assist the Board and management in identifying emerging risks that could potentially impact the Company's strategic objectives and business plan and provides oversight of certain elements of ESG related risk, including information security and climate related risks. The Risk Committee reviews regular reporting related to credit, interest rate, liquidity, operational, BSA/AML and compliance risk.
The Audit Committee also has a significant role in the Board of Directors' exercise of its risk oversight responsibilities. The Audit Committee is primarily responsible for overseeing matters involving the Company's financial reporting risks and the guidelines, policies and processes for managing such risks, including internal controls over financial reporting. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, and reviewing and approving the Company's significant accounting policies. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may come to their attention during its regular reviews and audits of the Company's financial statements with the Audit Committee. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with management, the head of the Company's internal audit department and the Company's independent registered public accounting firm.
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and practices, as well as the incentives created by the compensation awards it administers. The Compensation Committee reviews our incentive plans to ensure that they appropriately balance risk and reward and do not encourage inappropriate risks, which could impact our financial position and reputation.

BankUnited, Inc. 2023 Proxy Statement

The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board.
The Board of Directors has delegated certain risk management functions to specific management level committees. The primary role of these committees is to oversee the operational implementation of our business strategies and objectives and ensure alignment with the Board's stated risk appetite.

Enterprise Risk Management Committee
Credit Risk Management Committee & Subcommittees
Compliance Committee
Ethics Committee
Asset Liability Committee
Operational Risk Management Committee
Financial Crimes Compliance Committee
Corporate Disclosure Committee

Pursuant to our Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.
Business Continuity
The Company has a Business Continuity Management ("BCM") Policy governing the oversight and implementation of the Company's resilience, continuity and response capabilities during business interruptions impacting our operations, systems, services or employees. The Policy is supported by the BCM Program.The BCM program incorporates four interconnected components - business continuity, crisis management, IT recovery and resilience testing. These components are designed to identify, manage and adequately respond to the impact of potential events that could disrupt our operations and systems or adversely affect the well-being of our employees. The foundation of the business continuity risk management framework includes risk assessment and business impact analysis. The BCM department also assesses the resilience of our significant third party service providers, including assessing the ability to respond to service disruptions or degradations resulting from natural disasters or cyber-security incidents.
Compliance
Compliance risk is the risk to current or projected financial condition and resilience arising from violations of laws or regulations, or from nonconformance with prescribed practices, internal policies and procedures, or ethical standards. The Company has a dedicated compliance function, headed by the Chief

BankUnited, Inc. 2023 Proxy Statement

Compliance Officer, that promotes a disciplined risk culture and monitors and facilitates compliance with applicable laws and regulations, as well as regulatory expectations articulated in formal guidance by the banking regulators. The Company’s compliance management program includes risk-based testing and monitoring programs, issue identification and reporting, and regulatory change management. Quarterly updates on the compliance program are provided to the Board Risk Committee. The compliance department develops and delivers a comprehensive bank-wide employee training program tailored to job functions, focused on applicable laws and regulations including consumer protection, fair lending, and the Community Reinvestment Act.
BSA/AML/Office of Foreign Assets Control (“OFAC”)
The Company has established and maintains an enterprise-wide BSA/AML/OFAC Policy and Program to ensure that we are in compliance with applicable laws, rules and regulations related to money laundering and terrorist financing activities, sanctions programs and rules administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control. The Bank has designated a BSA/OFAC Officer responsible for coordinating and monitoring day-to-day compliance with the BSA/AML/OFAC Policy and Program and applicable laws, rules and regulations. As part of the program, the Financial Crimes Compliance Committee provides cross-business line executive level oversight of the Bank’s compliance with the BSA/AML/OFAC Policy and Program and is chaired by the BSA/OFAC Officer.

Shareholder Engagement
We engage with our shareholders throughout the year, not just during proxy season. We regularly have discussions with shareholders, potential shareholders, proxy advisory services, rating agencies and investment analysts. Our executive management team participates in investor conferences and other industry conferences. The Board reviews shareholder feedback, which helps shape our policies and practices.
In 2022, we held virtual and in-person meetings with shareholders representing approximately 40% of our outstanding shares. These meetings help us to address corporate governance matters, diversity, corporate strategy, risk management and current trends.
The Board recognizes the value of developing and maintaining strong relationships with our investors and understanding their perspectives. Mr. Pauls, our Lead Independent Director, participates in some meetings and discusses investor feedback with the full board. Investor views and priorities assist the Board in gathering information and making balanced decisions in the best interests of the Company and its shareholders.

BankUnited, Inc. 2023 Proxy Statement

Board Leadership Structure
The Board of Directors is responsible for overseeing the exercise of corporate power and seeing that our business and affairs are managed to meet our stated goals and objectives and that the long-term interests of our shareholders are served. The Board of Directors regularly reviews and assesses the effectiveness of the Company's leadership structure in the context of the Company's specific circumstances, culture, strategic objectives and challenges.
The Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and CEO because it believes that it should maintain flexibility to select the Chairman and determine the Board leadership structure, from time to time, based on criteria that it deems to be in the best interests of the Company and its shareholders.
Our current board leadership structure provides for a combined role of the Chairman of the Board and CEO, along with a Lead Independent Director and the independence of all other directors. The independent directors believe that Mr. Singh's knowledge and background with the Company, his deep industry experience and his demonstrated leadership capability benefits our shareholders and employees and that a combined role of Chairman and CEO will best allow us to execute our strategic initiatives and business plan at this time.

Lead Independent Director
The Board of Directors has appointed Mr. Pauls to serve as our Lead Independent Director. Mr. Pauls brings extensive banking and risk management experience to our Board, is an independent voice on important issues facing the Company and ensures that those issues are fully considered by the Board of Directors.
Primary Responsibilities: In his role as Lead Independent Director, Mr. Pauls' duties include, but are not limited to:
•Presiding over regularly scheduled executive sessions with the non-management directors;
•Serving as a liaison between the Board and senior management;
•Assisting the Board of Directors, our Nominating and Corporate Governance Committee and executive management to ensure compliance with the Company's Corporate Governance Guidelines;
•Assisting the Nominating and Corporate Governance Committee and the CEO in the identification and evaluation of director candidates';
•Participating with management in shareholder engagement meetings and sharing feedback with the full Board (see "Shareholder Engagement" on page 20 for information on our shareholder engagement program);
•Communicating, as appropriate, with our primary bank regulators.
Our Corporate Governance Guidelines provide for additional independent oversight of our operations, risks, business strategy and compensation practices. Consistent with our Corporate Governance Guidelines, the Board of Directors currently consists of independent directors, except for Mr. Singh. Each of the Audit Committee, Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed solely of independent directors. Independent directors, therefore, oversee essential, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our named executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members.

BankUnited, Inc. 2023 Proxy Statement

Our Corporate Governance Guidelines also require that the non-management directors meet regularly in executive session without the presence of management, which provides an opportunity for the independent directors to freely express their views on important issues.
Through the Company's overall governance structure described above, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify the Company's leadership structure if it believes doing so would be in the best interests of the Company.

Executive Sessions
The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management. In 2022, non-management directors of the Company met in executive session four times. The Company's Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. Pauls currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Presiding Director, see "Communications with the Board of Directors" below.

CEO and Senior Management Succession Planning
    Our Nominating and Corporate Governance Committee has responsibility for succession planning with respect to the Company's CEO, as well as oversight of succession planning for other executive management positions. The Nominating and Corporate Governance Committee annually reviews succession plans for the CEO, and considers emergency, interim scenarios as well as long-term scenarios. The Nominating and Corporate Governance Committee further works with our CEO to review succession planning for other executive management positions, including his evaluations of executive officers and development plans for executives. The Chair of the Nominating and Corporate Governance Committee leads a discussion with the full Board following the annual succession planning session.

BankUnited, Inc. 2023 Proxy Statement

Communications with the Board of Directors
Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.
The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control over financial reporting and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics
Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.
We also have a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company. We have a separate Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).
We have an Ethics Committee, formed to oversee and help define a culture of ethical responsibility. The ethics committee reports periodically to the Audit Committee of the Board. The Company also has a 24 hour ethics hotline which can be used to report suspected violations of the Code of Conduct, accounting, audit or internal accounting control matters. The Company encourages any employee to report such conduct openly, if desired, or anonymously, without fear of retaliation.
The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at https://ir.bankunited.com. We expect that any amendments to these codes, or any waivers of their requirements, will be disclosed on our website.

ESG Practices and Oversight
The Board of Directors oversees ESG matters and has delegated primary responsibility for oversight of those matters, including human capital and diversity, to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee periodically reports to the full Board on material ESG matters. Our Risk Committee also has oversight for certain ESG related risks. In addition to its oversight of information security and cybersecurity, the Risk Committee, as part of the Company's enterprise-wide risk management framework is responsible for oversight of the identification and mitigation of climate related risks such as those related to credit underwriting. The Compensation Committee may also be involved with oversight of certain human capital matters.

BankUnited, Inc. 2023 Proxy Statement

Environmental Sustainability Strategy
We recognize that the world’s climate is changing. Climate change is likely to have profound long-term impacts on our way of life, our communities and more specifically on the way we do business. We recognize that BankUnited operates in and has exposure to areas of the country that may be more exposed to climate change risk over the long-term. While we recognize that the science related to predicting and estimating the long-term impacts of climate change is relatively new and still evolving, we strive to incorporate consideration of climate change risk in our strategic and business decisions.
We are monitoring the evolution of regulatory developments and industry practice with a view toward developing a more comprehensive framework for assessing, monitoring and managing the impact or potential impact of both physical and transition climate risk on our business. We are currently investing in efforts to help us better dimension the potential impact of climate change on our business and provide more comprehensive disclosures to our stakeholders.
Our BCM department actively monitors weather related events that may impact the Company's customers, locations or operations including hurricanes, winter storms, flooding and fire. Given our presence in Florida, during hurricane season BCM continuously monitors and tracks storm activity and forecasted paths. The Company has a comprehensive Hurricane Response Plan that outlines measures to be taken before, during and after a storm strikes, including customer outreach, communication plans, evacuation and employee safety, safeguarding real estate assets, activation of a command center, the relocation of staff responsible for critical business processes and post storm impact assessments on both the Company and its customers. This plan has been tested under both simulated and actual conditions. BCM also assesses the resilience of our significant third party service providers with respect to their ability to respond to service disruptions or degradations resulting from weather related events. We have migrated our disaster recovery technology infrastructure to the cloud to minimize the impact of physical damage to our facilities on our ability to continue uninterrupted operations. Our credit underwriting standards also consider weather event related risks.
Our strategic business plan contemplates seeking opportunities to provide financing that promotes sustainable and environmentally friendly practices. We have a dedicated sustainability finance practice leader in our corporate banking division charged with identifying and furthering these opportunities. Opportunities of potential interest might include renewable energy, energy efficiency, clean transportation, sustainable water, water and waste management, environmental remediation, carbon capture, climate change adaption, emissions and greenhouse gas reduction, fleet transformation and financing energy efficient or LEED certified properties. Our existing loan portfolio includes credits related to environmental sustainability including sustainable water and waste management and renewable energy. Our bond portfolio includes certain securities designated by the issuer as green, social or sustainability bonds.

Information Security and Cybersecurity
The Company has a formal information security program and charter, designed to insure that its information assets are protected in a manner that reduces the risk of unauthorized information disclosure, modification or destruction, whether accidental or intentional. The information security program applies to all employees, contractors and third party service providers, establishes standards and practices for the secure use and management of the Company's data, information and information systems and is consistent with applicable regulatory guidelines and principles. The program requires the identification and assessment of and appropriate response to vulnerabilities and threats that could adversely impact the Company's information and/or data assets.
Our information security organization is led by our Chief Information Security Officer ("CISO"), who has primary responsibility for establishing, maintaining and overseeing the enterprise-wide information security

BankUnited, Inc. 2023 Proxy Statement

program. The CISO reports administratively to our Chief Information Officer, who reports directly to our CEO. The CISO also has a direct line of reporting to the Risk Committee of the Board. While our information security organization has primary responsibility for the monitoring, detection and containment of internal and external security threats, information security is a shared responsibility. Platform owners and information owners also play critical roles in our information security infrastructure.
The Operational Risk Management Committee oversees information security risk management. The Risk Committee of the Board has board level responsibility for risk oversight related to information security and cybersecurity, for overseeing management's approach to effectively addressing these risks and for reviewing the Information Security Program at least annually. The Risk Committee, and as appropriate the full Board, receive regular reporting from the CISO.
Our information security department, in collaboration with our third-party risk management unit,     evaluates the information technology and security programs of significant third party service providers. These reviews typically leverage current SOC 1 or SOC 2 reports that evaluate the design and operational effectiveness of information technology and security related controls. In addition, the third party’s information technology and security policies and procedures are evaluated to form an overall opinion of the third party service provider's technology and information security posture. Our BCM department assesses the resilience, incident reporting and management capabilities of our significant third party service providers with respect to service disruptions or degradations resulting from information security incidents.
We provide regular cybersecurity training and education to our employees with a goal of educating them on how to detect potential threats and on their responsibilities to help protect the confidentiality, availability and integrity of the Company's information assets, thereby creating a security aware culture. Engaging our employees with security awareness throughout the year, focusing on behavior at both the office and remote work locations, helps to maintain a high level of security awareness. Our cybersecurity training program consists of new-hire training, monthly newsletters, security tips and videos, regular simulated phishing campaigns directed at all of our employees, a "repeat clicker" program required for employees who click on phishing emails after receiving required training, an annual cybersecurity awareness month, a recognition program, gamification exercises and required annual compliance training for all employees. Our board members also participate in cybersecurity training presented by both internal and external subject matter experts, including presentations and reporting related to emerging cybersecurity and information security matters, and updates on technology, regulatory and legal developments.
In 2022, we also engaged third-party service provider Clarium Managed Services, LLC (“Clarium”) to conduct a cybersecurity assessment for BankUnited, N.A. The assessment gauged the overall cybersecurity risk posture of BankUnited, N.A. and resulted in a score of 4.8 on a scale of 0 to 5, with 5 being the highest score possible. The higher the score, the higher the maturity on cyber security posture.

Social Responsibility
Supporting our Communities
At BankUnited, we give back to the communities in which we live and work because we believe vibrant communities sustain our neighborhoods and are the foundation of successful businesses. We are proud of the impact we have made in Florida and New York through our commitment to our customers, shareholders, employees and the communities we serve.
In 2022, we supported our communities with approximately 2,650 reported volunteer hours serving 110 community organizations and a total of approximately $2 million in grants, sponsorships and contributions to over 200 community and not-for-profit organizations.

BankUnited, Inc. 2023 Proxy Statement

At December 31, 2022 we had 64 Community Reinvestment Act ("CRA") eligible community development loans totaling $329 million, including $59 million in affordable housing loans, 538 CRA eligible small business loans totaling $146 million and $100 million in Low Income Housing Tax Credit Investments. Following its most recent CRA Performance evaluation in October 2021, BankUnited received an overall rating of "Satisfactory".
Supporting our Customers
Digital
We continue to invest in our digital platforms to enhance the banking experiences of our consumer and small business customers. The COVID-19 pandemic proved to us how valuable that investment is, as our customers were able to access many banking services without leaving their homes or offices. Our digital banking app allows our customers to safely manage their accounts from anywhere at any time. Customers can check account balances, pay bills, transfer funds, pay friends and family and set up account alerts.
Small Business Lending
We are committed to supporting the growth and development of small businesses in our markets. We offer a variety of small business loan and deposit products. As a U.S. Small Business Administration Preferred Lender, we offer our clients several types of SBA loans, including 7(a), Express and 504 loans.
Supplier Relationships
Partnerships with our key suppliers are integral to providing high quality banking services. Strong supplier partnerships help elevate our brand and strengthen our competitive position.
We have a robust third-party risk management function that ensures proper management of the risks attendant to reliance on third parties in providing banking services and adherence to applicable regulatory requirements. Our third-party risk management framework encompasses initial and ongoing supplier due diligence, contract lifecycle management and performance monitoring.
As part of our commitment to partnering with innovative third-party suppliers, BankUnited places the utmost emphasis on the ethical behavior of the suppliers we contract with. In keeping with the high standards we hold ourselves to, we’ve developed the BankUnited Vendor Code of Conduct that outlines the expectations of our significant third-party suppliers.

Human Capital
A Diverse and Inclusive Workplace that Empowers Employees
Our goal is to create a safe, diverse and inclusive workplace where individuals are valued, feel free to express themselves, are empowered to succeed and are able to grow both personally and professionally. We believe that our employees are our greatest asset and vital to our success. As such, we seek to hire and retain the best candidate for each position, without regard to age, gender, ethnicity, or other protected trait, but with an appreciation for a diversity of perspectives and experience. We offer diversity and inclusion training to all of our employees. At December 31, 2022, we had 1,598 full-time employees and 38 part-time employees. Approximately 57% of our workforce was female.

BankUnited, Inc. 2023 Proxy Statement

The following chart further illustrates the diversity of our workforce at December 31, 2022:

2.1%
2.0%
37.6%
41.6%
10.2%
6.5%
White
Asian
Black or African American
Hispanic or Latino
Two or More Races
Other (incl. not specified)

Benefits – Wellness, Work-Life and Financial
At BankUnited our benefit programs are designed to provide our employees and their family members with quality of life – including a full range of affordable health, dental and vision benefits, and a free employee assistance program. We also offer programs such as a Company sponsored 401(k) Retirement Savings Program, a tuition reimbursement program, flexible spending accounts and health savings accounts with Company contributions to help employees attain financial security and reach their financial goals. BankUnited offers paid time off, paid parental leave for male and female employees, paid holidays, flexible work schedules and hybrid and remote job opportunities, where possible.
Safety and Wellness
The safety and wellness of our employees is fundamental to the success of our company. Our award winning Wellness Program was developed using a gold standard of benchmarking that focuses on employee health and incorporates wellness initiatives focused on mental, physical, intellectual, occupational, social, emotional, financial and spiritual components of wellness. The BankUnited Corporate Center has an on-site fitness facility and we provide our employees with on-site health screenings, eye exams, dental exams, mammograms and vaccine clinics. Employees can choose to participate in nutrition counseling, music and art therapy, live and streaming fitness classes, meditation sessions and live and virtual learning opportunities with area wellness experts. We offer safety programs including first aid and CPR courses.
For participation in our Wellness Program, we offer our team members a reduced premium rate for medical coverage. Of our medically covered team members (including spouses and domestic partners), 77% completed all requirements to receive the reduced premium benefit in 2022.
In recognition of our employee wellness programs, BankUnited received the Healthiest Employer Award from the South Florida Business Journal in 2020, 2021 and 2022. In 2022, BankUnited was listed as number three

BankUnited, Inc. 2023 Proxy Statement

among America's Top 100 Healthiest Employers by Springbuk HR Technology and was awarded the Worksite Wellness Award by the Florida Department of Health in 2021.
Career Growth and Development
Our Go for MoreTM Academy provides employees with training and resources that support our entrepreneurial spirit. Through a broad array of online learning resources provided by our Go for MoreTM Academy Learning Portal, Udemy for Business and Mind Tools, employees participate in education covering a myriad of banking topics, increase their skillsets, build their product knowledge and promote collaboration and career development. We also further career development with leadership training and mentoring programs. Our Rising Leaders, Situational Leadership and EXCELerate programs provide our employees the opportunity to reach their full potential so we can reach ours.
We have a variety of mentoring programs for new hires and professional development. We pair participants with an experienced team member to guide them in developing the skills and knowledge they need to succeed in their professional growth. In 2022, 373 team members enrolled in the mentoring programs and a total of 3,066 mentoring hours were reported.
Communication and Engagement
We strongly believe that communication is a key factor in employee engagement, and that having engaged employees is a benefit to fellow employees, our customers, our communities and our shareholders. We think it is important to measure employee engagement; our most recent employee engagement survey was conducted by a third party in September 2022. Survey results reported an increase in overall engagement, defined as employees who responded favorably, from 73% in 2020 to 81% in 2022. The 81% overall engagement score in 2022 favorably compared to an industry benchmark of 76%. Survey results also reported that 93% of our team members feel that they are treated with respect at BankUnited and 91% feel that BankUnited employees are treated equally regardless of race, ethnicity, age, gender disability, religious beliefs, and sexual orientation. Survey results help us not only to measure engagement but to initiate actions to further facilitate open and direct communication. We encourage managers to meet with their employees regularly and maintain an open door policy. We have regular CEO update video calls and town hall meetings. Our mentorship program, focus and affinity groups, group exercise and wellness programs, community volunteer opportunities, on-site fitness facility, employee café and seminars also promote employee engagement. Our Kudos Employee Recognition platform encourages employees to recognize one another’s contributions and accomplishments.

iCARETM
Through our iCARE™ ("Inclusive Community of Advocacy, Respect and Equality") initiative, we have launched a number of programs intended to foster a culture that promotes social justice, equal access, community development and opportunity. Our iCARE™ Council consisting of 14 employees with diverse backgrounds across different divisions in our organization oversees the continued evolution of iCARE™ and 16 employees designated as iCARE™ Ambassadors promote engagement in iCARE™ programs across the organization. Employees are encouraged to participate in interactive events, cultural celebrations, enterprise-wide mentorship programs and volunteer opportunities. We offer diversity and inclusion training to all of our employees and employees are given paid time to participate in community volunteer opportunities.
BankUnited has partnered with five universities in our local markets to provide scholarships and internship programs, with a primary focus on minority high school and college students. Since the inception of this initiative in 2020, 63 college and high school students have participated; 23 of them have been hired for full time roles at the Bank. We launched the ATOM Pink Tank program in partnership with Florida International University - a six-month leadership, mentorship and research development program to empower female students

BankUnited, Inc. 2023 Proxy Statement

pursuing STEM careers. Pink Tank participants receive weekly guidance and mentorship by BankUnited employees throughout the ten-week research and competition stage. The students connect with BankUnited professionals of all levels and disciplines. Since the inception of this initiative in 2020, 28 students have completed the program and 20 new students have been selected for the 2022-2023 cohort. To date, BankUnited has hired six female students from the program and garnered participation of over 40 BankUnited employees representing 20 departments across the Bank.
Through iCARE™ we established and encouraged our employees to participate in the "Adopt A Neighborhood" program in Florida focused on an underserved predominantly minority community and the "Entrepreneurship Initiative" in New York in partnership with a local university and community organizations. Through the "Heir’s Program" we have brought together a consortium of expertise to provide legal services and education to predominantly minority families seeking to maintain property in family lineage.

Director Compensation
We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board. Directors who are also our employees do not receive any compensation from us for any period of service on our Board or Board committees that is concurrent with service as an employee.
Directors do not receive fees for attending Board or committee meetings. Non-employee directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.

2022 Director Compensation
Our Compensation Committee periodically reviews and recommends updates to the director compensation program for our Board approval. No changes were made to the form or amount of director compensation for 2022.
Cash-Based Compensation
For service in 2022, each non-employee director was eligible to receive an annual cash retainer of $70,000 for his or her service on our Board. The Chairs of the Audit Committee and the Risk Committee each receive an additional annual retainer of $35,000 and the members of the Audit and the Risk committees receive an additional annual retainer of $25,000. The Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $25,000. Cash retainers are paid in monthly or quarterly installments.

BankUnited, Inc. 2023 Proxy Statement

The following table shows compensation paid, earned or awarded to each of the non-management directors of our Board for 2022:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Tere Blanca	70,000	70,040	140,040
John N. DiGiacomo	95,000	70,040	165,040
Michael J. Dowling	95,000	70,040	165,040
Douglas J. Pauls	130,000	105,059	235,059
A. Gail Prudenti	70,000	70,040	140,040
William S. Rubenstein	95,000	70,040	165,040
Sanjiv Sobti, Ph.D.	155,000	70,040	225,040
Lynne Wines	120,000	70,040	190,040
1.    The amounts in this column represent the value of restricted common stock awards granted to each non-employee director, as described under "—Stock-Based Compensation" and determined in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of our stock on the NYSE on the grant date. The closing stock price on May 18, 2022, the date of grant, was $39.66 per share. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
Stock-Based Compensation
On May 18, 2022, our Board approved a grant of 1,766 shares of restricted common stock (grant date fair value of $70,040) to each non-management director elected at the 2022 annual meeting to serve a term ending at the 2023 annual meeting. Mr. Pauls received an additional grant of 883 shares of restricted common stock (grant date fair value of $35,020) for his service as Lead Independent Director. Each non-management director's restricted common stock grant vests in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of shareholders, subject to the director's continued service as a director through the vesting date, except for accelerated vesting in the event of the director's death or disability and in certain circumstances relating to a change in control of the Company.
As of December 31, 2022, our non-management directors held the number of unvested shares of restricted stock shown in the table below. Our non-management directors held no other outstanding equity awards as of such date.

Name	Unvested Restricted Shares (#)
Tere Blanca	1,766
John N. DiGiacomo	1,766
Michael J. Dowling	1,766
Douglas J. Pauls	2,649
A. Gail Prudenti	1,766
William S. Rubenstein	1,766
Sanjiv Sobti, Ph.D.	1,766
Lynne Wines	1,766

BankUnited, Inc. 2023 Proxy Statement

Stock retention requirements and non-hedging policy for our non-management directors

•Under our stock retention requirements, non-management directors are not permitted to sell shares of the Company's stock other than to cover taxes related to the vesting of equity awards if, after giving effect to such sale, his or her respective retained equity (including vested and unvested equity) has a value that is less than five times the current annual retainer of $70,000. Due to recent market volatility in our stock price, five of our non-management directors hold less than the stipulated retention level.
•The Company's Insider Trading Policy prohibits directors and executive officers of the Company from engaging in short sales of the Company's securities and from engaging in hedging transactions such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts in the Company's securities. The policy also prohibits pledging of the Company's securities as collateral for a loan and from holding securities in a margin account. See page 55 for additional information about our prohibitions on hedging and pledging of Company Securities.

Director Nominating Process and Diversity
The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of shareholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate.
The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. At present, our Board of Directors is 40% diverse by gender (female) and 50% diverse by ethnicity/nationality. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. However, Board candidates are selected based on various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of shareholders.
Candidates Nominated by Shareholders
The Nominating and Corporate Governance Committee will also consider nominees recommended by shareholders. Our Corporate Governance Guidelines provide that nominees recommended by shareholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, shareholders who wish to nominate a candidate for consideration by the Nominating and Corporate Governance Committee for election at the 2024 annual meeting may do so by delivering written notice, no earlier than January 16, 2024 and no later than February 15, 2024, of such nominees' names to BankUnited, Inc., 14817 Oak Lane Miami Lakes, FL 33016, Attention: Corporate Secretary. Any shareholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a shareholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of

BankUnited, Inc. 2023 Proxy Statement

shareholders entitled to notice of and to vote at the 2024 annual meeting of shareholders and at the time of the 2024 annual meeting of shareholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.
The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the shareholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the shareholder or the beneficial owner (collectively, the "Nominating Person"). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the shareholder giving the notice intends to appear in person or by proxy at the 2024 annual meeting to nominate the person named in the notice.
The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.
For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company's Amended and Restated By-Laws.
No candidates for director nominations were submitted by any shareholder in connection with the 2023 Annual Meeting.

Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management's consent to retain outside advisors.

BankUnited, Inc. 2023 Proxy Statement

CERTAIN RELATED PARTY RELATIONSHIPS
Review and Approval of Transactions with Related Persons
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.
Our Board of Directors has also adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% shareholders of our Company and the immediate family members of these persons. Our general counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our Related Party Transactions Policy. If so, the transaction will be referred for approval or ratification to the Nominating and Corporate Governance Committee. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction; the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction; the appearance of an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction and the financial position of the director, executive officer or related party; whether the transaction would impair an outside director's independence; the acceptability of the transaction to the Company's regulators; and the potential violations of other Company policies. Additionally, all related party transactions are reviewed by the Audit Committee. Our Related Party Transactions Policy is available on our website at https://ir.bankunited.com, as Annex B to our Corporate Governance Guidelines.
The Company had no reportable related party transactions as defined in the applicable policy for 2022 or to date in 2023 and there are no currently proposed related party transactions that would be reportable under the applicable policy.

BankUnited, Inc. 2023 Proxy Statement

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
The Audit Committee has appointed Deloitte & Touche LLP to serve as BankUnited, Inc.'s independent registered public accounting firm for its fiscal year ending December 31, 2023. The Audit Committee and the Board of Directors seek to have the shareholders ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. Although BankUnited, Inc. is not required to seek shareholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte & Touche LLP.
Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
Change of Independent Registered Public Accounting Firm
On March 3, 2021, we, following a competitive proposal process at the direction of our Audit Committee, dismissed KPMG LLP as our independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was approved by the Audit Committee.
KPMG’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report as of and for the years ended December 31, 2020 and 2019 contained a paragraph stating that “As discussed in Note 1 to the consolidated financial statements, the Company has changed its method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of Accounting Standards Codification Topic 326 Financial Instruments - Credit Losses.”
During the two fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through March 3, 2021, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.
We provided KPMG LLP with a copy of the foregoing disclosures and requested KPMG LLP to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us set forth above and, if not, stating the respects in which it does not agree. KPMG's letter, dated March 5, 2021, was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on March 5, 2021. Representatives from KPMG LLP are not expected to be present at the Annual Meeting.
On March 3, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2021 effective immediately. During the fiscal year ended December 31, 2020, and the subsequent interim period through

BankUnited, Inc. 2023 Proxy Statement

March 3, 2021, neither we nor anyone acting on our behalf consulted with Deloitte & Touche LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2023.

BankUnited, Inc. 2023 Proxy Statement

Report of the Audit Committee
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. Our Board has further determined that all Committee members are financially literate in accordance with NYSE listing standards and further qualify as "audit committee financial experts" as defined by the SEC. The Company's management has the primary responsibility for the financial statements and for the financial reporting process, including the establishment and maintenance of the system of internal control over financial reporting. Deloitte & Touche LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2022, was responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and auditing the Company's internal control over financial reporting and expressing an opinion on the effectiveness thereof. In this context, the Audit Committee has reviewed the audited financial statements and met and held discussions with management and Deloitte & Touche LLP regarding the fair and complete presentation of those financial statements and the assessment of the Company's internal control over financial reporting.
The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (the "PCAOB") and has reviewed and discussed Deloitte & Touche LLP's independence from the Company and its management. As part of that review, the Audit Committee has received the required written disclosures and correspondence required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from the Company and its management.
The Audit Committee meets with the Chief Financial Officer in regular sessions and has met with representatives of Deloitte & Touche LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
The Audit Committee
Sanjiv Sobti, Ph.D. (Chairman)
John N. DiGiacomo
Lynne Wines

BankUnited, Inc. 2023 Proxy Statement

Auditor Fees and Services
The following table presents fees for professional services provided by Deloitte & Touche LLP for the last two fiscal years in each of the following categories, including related expenses:

	2022	2021
Audit Fees	$1,811,250	$1,780,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,811,250	$1,780,000
Audit Fees: Includes the aggregate fees billed by Deloitte & Touche LLP for professional services rendered and related expenses for the audit of the Company's consolidated financial statements, reviews of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the Company's internal control over financial reporting.
Audit-Related Fees: Includes the aggregate fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit of the Company's consolidated financial statements and are not reported under "Audit Fees."

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged. The Audit Committee pre-approved, or approved before the engagement of the independent auditor, all of the audit and audit-related services provided to the Company by Deloitte & Touche LLP in fiscal year 2022.

BankUnited, Inc. 2023 Proxy Statement

EXECUTIVE OFFICERS
The following table sets forth the name and position of each of our executive officers.

Name	Position
Rajinder P. Singh	Chairman, President and Chief Executive Officer
Leslie N. Lunak	Chief Financial Officer
Thomas M. Cornish	Chief Operating Officer
Rishi Bansal	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	Chief Risk Officer of BankUnited, N.A.
Kevin Malcolm	General Counsel of BankUnited, N.A.

Rajinder P. Singh. For biographical information regarding Mr. Singh, see page 3.

LESLIE N. LUNAK
Ms. Lunak has been our Chief Financial Officer since March 2013. Ms. Lunak served as the Bank's Executive Vice President and Chief Accounting Officer from June 2012 through March 2013 and as Senior Vice President, Finance from October 2010 through June 2012. From August 2004 through October 2010, Ms. Lunak was an Audit Director at the public accounting firm McGladrey & Pullen, LLP. Her responsibilities included overseeing audit engagements and the performance of financial and accounting consulting services for clients primarily engaged in the financial services industry, serving as a designated national financial services industry specialist and serving as a subject matter expert in a variety of technical accounting areas, including derivatives, equity instruments, fair value accounting and acquisition accounting. She was also responsible for the development and presentation of a wide variety of continuing education courses for both internal and external audiences. From 2001 through August 2004, Ms. Lunak was a senior audit manager with the certified public accounting firm Adair, Fuller, Witcher and Malcom, with oversight responsibility for all of the firm's audit engagements. From June 1985 through 2001, Ms. Lunak was an independent consultant, providing finance and accounting related services to clients consisting primarily of community banks and thrifts and the U.S. Drug Enforcement Administration. From 1979 through June 1985, Ms. Lunak was with the public accounting firm Deloitte, where she was an audit manager serving primarily clients in the banking industry and was designated a national banking industry specialist. She was named one of South Florida Business Journal's Influential Business Women of 2019 and is a member of the Board of Directors of the Urban League of Broward County. Ms. Lunak is a Florida CPA and received a B.S. in Accounting from Oklahoma State University.
Age: •65
Position: •Chief Financial Officer
Position Since: •March 2013

BankUnited, Inc. 2023 Proxy Statement

THOMAS M. CORNISH
Mr. Cornish has been our Chief Operating Officer since January 2017. Mr. Cornish was the Bank's President, Florida Region from March 2014 through December 2016. From 2003 to March 2014, Mr. Cornish served as President and Chief Executive Officer of Marsh & McLennan Agency, Florida Region. Prior to that, he held several senior leadership positions with SunTrust Bank from 1983 through 2003. While with Marsh & McLennan Agency, Mr. Cornish was recognized with honors as "Miami's CEO of the Year" by the South Florida Business Journal and the "Ultimate CEO" by Business Leader Magazine. Mr. Cornish was also elected to the Florida International University ("FIU") School of Business Hall of Fame in 2013. In 2017, Mr. Cornish received the Torch Award from the FIU Alumni Association, the organization's highest award that recognizes alumni and faculty making positive impacts on their profession, the community and the university. Mr. Cornish previously served as Chairman of the Board of the FIU Foundation. He is also the past Chairman of the FIU Wolfsonian Museum and past Chairman of the Board of the Miami Children’s Hospital Foundation. Mr. Cornish is a past Chairman of the Beacon Council and Assurex Global Corporation. He is a past board member of the Camillus House, the Chapman Partnership and past member of the Orange Bowl committee. Mr. Cornish earned his B.A. degree from Florida International University.
Age: •64
Position: •Chief Operating Officer
Position Since: •January 2017

RISHI BANSAL
Mr. Bansal has been the Bank's Chief Investment Officer since February 2017 and most recently served as Executive Vice President, Mortgage Portfolio. Mr. Bansal joined the Bank in July 2009, and was part of the advisory group that worked on the Bank's acquisition. In his role as Chief Investment Officer, Mr. Bansal is responsible for the bank’s investment securities portfolio. He manages the Bank's residential loan portfolio, residential mortgage warehouse business and Pinnacle Public Finance business. Prior to joining BankUnited, Mr. Bansal was a Managing Director in fixed income with Merrill Lynch from 2007 through 2009 and a fixed income trader at Lehman Brothers from 1998 through 2007. Mr. Bansal received a Post Graduate Diploma in Management from Indian Institute of Management, Ahmedabad and earned his Bachelor of Technology (Chemical Engineering) from Indian Institute of Technology, Delhi.
Age: •49
Position: •Chief Investment Officer of BankUnited, N.A.
Position Since: •February 2017

BankUnited, Inc. 2023 Proxy Statement

JAY D. RICHARDS
Mr. Richards has been the Bank's Chief Risk Officer since September 2019 when the Bank consolidated the Credit and Risk organizations into one Enterprise Risk Management group. Mr. Richards served as our Chief Credit Officer from January 2018 through September 2019. Prior to that, he held several senior leadership positions with TD Bank (and its predecessor banks) from 2008 until 2018, Compass Bank from 2006 until 2008, Regions Bank (and its predecessor banks) from 1999 until 2006, and Bank One (now part of JPMorgan Chase) from 1993 through 1999. Mr. Richards has a breadth of experience across Capital Markets, Commercial C&I, Commercial CRE, Consumer Lending, Specialty Banking, Government and Not-for-Profit Banking industries, as well as, extensive Workout and Recovery experience. In addition, Mr. Richards has significant experience in bank mergers and acquisitions, from the due diligence phase through integration. He has also been an essential part of several core infrastructure and strategic realignment projects. Mr. Richards has a B.S. in Finance from Indiana State University.
Age: •52
Position: •Chief Risk Officer of BankUnited, N.A.
Position Since: •September 2019

KEVIN MALCOLM

Mr. Malcolm has been General Counsel of BankUnited, N.A. since September 2020. In his role as General Counsel, Mr. Malcolm is responsible for overseeing the Bank's Legal, Regulatory Compliance, BSA and Corporate Fraud departments. Prior to joining BankUnited, Mr. Malcolm served as Vice President, Head of Legal for VeriFone’s Europe, Middle East and Africa region from March to September 2020. From December 2017 to March 2020, Mr. Malcolm was General Counsel and Vice President Business and Legal Affairs for Curb Mobility. Prior to joining Curb Mobility, Mr. Malcolm served as Vice President, Strategic Business Development and Legal – Global Taxi Systems at VeriFone from March 2013 to December 2017. Mr. Malcolm began his career as an M&A and corporate finance attorney in London, England and Los Angeles with global law firms Simpson Thatcher & Bartlett LLP and Skadden Arps Slate Meagher & Flom LLP, where he represented leading private equity funds and their portfolio companies. Mr. Malcolm received his J.D. from Columbia University School of Law and his B.F.A. from New York University, Tisch School of the Arts.

Age: •50
Position: •General Counsel of BankUnited, N.A.
Position Since: •September 2020

BankUnited, Inc. 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of the executive officers who appear in the "Summary Compensation Table for 2022." Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2022 were the individuals set forth in the table below:

Named Executive Officer	Age	Title
Rajinder P. Singh	52	Chairman, President and Chief Executive Officer
Leslie N. Lunak	65	Chief Financial Officer
Thomas M. Cornish	64	Chief Operating Officer
Rishi Bansal	49	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	52	Chief Risk Officer of BankUnited, N.A.

EXECUTIVE SUMMARY
2022 Performance Highlights

Building Long-Term Value for our Shareholders in a Challenging Environment
•Net interest income increased by 15% for 2022 and net interest margin improved to 2.68% for the year ended December 31, 2022, from 2.38% for the year ended December 31, 2021.
•In spite of a challenging interest rate and monetary policy environment, non-interest demand deposit accounts ("DDAs") ended the year at 29% of total deposits, compared to 18% at December 31, 2029, pre-pandemic.
•Our core C&I and Commercial Real Estate loan portfolios grew by $1.6 billion or 13% in 2022, while total loans excluding the decline in PPP loans grew by 6%.
•Key credit quality metrics improved. Criticized and classified assets decreased by over $700 million during 2022, while the ratio of non-performing assets to total assets declined to 0.42% from 0.87% at December 31, 2021.
•The Company's and the Bank's capital ratios continued to exceed all regulatory "well-capitalized" guidelines. We repurchased approximately $401 million in common stock during the year ended December 31, 2022.
•During the year ended December 31, 2022, we opened a new wholesale banking office in Atlanta and a new banking center in Dallas.
•In 2022, BankUnited was ranked #1 in comprehensive innovation, #2 in bank reputation among customers and #9 in bank reputation among non-customers in an annual survey by the American Banker and RepTrak and was listed as number three among America's Top 100 Healthiest Employers by Springbuk HR Technology.

BankUnited, Inc. 2023 Proxy Statement

2022 Key Financial Highlights
Key financial highlights are presented below (dollars in millions except per share amounts):
(1) Tangible book value per common share and PPNR are non-GAAP financial measures. See the section entitled “Non-GAAP Financial Measures” on page 61 of the Company's Form 10-K for the fiscal year ended December 31, 2022 and page 65 of the Company's Form 10-K for the fiscal year ended December 31, 2020, on our website at https://ir.bankunited.com for a reconciliation of these non-GAAP financial measures to the respective comparable GAAP financial measurements.
(2) Tangible book value per share at December 31, 2022 was impacted by unrealized losses on the Company's available for sale securities portfolio embedded in Accumulated Other Comprehensive Income.

BankUnited, Inc. 2023 Proxy Statement

Key Elements of our Executive Compensation Program
Emphasis on Pay for Performance
Balance Risk and Reward – Discourage Inappropriate Risk Taking
Align Interests of our Executives with those of our Shareholders
Attract and Retain Key Executives

Compensation Philosophy and Objectives
    BankUnited's executive compensation program is centered on a pay-for-performance philosophy, which aligns executive compensation with shareholder value and determines program design. We believe that our compensation program also discourages inappropriate risk-taking by avoiding undue emphasis on any one metric or short-term goal and having a cap on incentive payments.

BankUnited, Inc. 2023 Proxy Statement

Best Practices in Executive Compensation
The Company employs a number of practices that reflect our commitment to good compensation governance practices.

WHAT WE DO	WHAT WE DON'T DO
✓ Use an independent compensation consultant to advise on executive compensation matters	✗ Do not have compensation programs that encourage unnecessary and excessive risk taking
✓ Design compensation programs to drive long-term performance	✗ No income tax or excise tax gross-ups
✓ Incorporate an overriding performance condition in our performance metrics	✗ No reloading, repricing or backdating options
✓ Consider peer group data when making executive compensation decisions; most of our performance metrics are measured relative to the peer group and are formulaic in nature	✗ Do not permit hedging, pledging or short-selling of the Company's stock by executive officers
✓ Set multi-year vesting periods for equity awards	✗ Do not provide excessive severance arrangements
✓ Have an equity ownership and retention policy for NEOs	✗ Do not pay dividends or dividend equivalents on performance share units (PSUs) or restricted share units (RSUs) until vested
✓ Have a recoupment policy	✗ Do not provide guaranteed bonuses to our NEOs
✓ Regularly engage with shareholders on compensation and governance matters
✓ Maintain an independent Compensation Committee
✓ Provide a majority of the NEOs' compensation opportunity in the form of incentive awards, aligning compensation with the Company's performance

Consideration of Say-on-Pay Vote Results
    At our most recent annual meeting of shareholders, held on May 18, 2022 the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2021. Shareholders approved the compensation of our NEOs, with 99% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve our 2021 executive compensation proposal. The Compensation Committee considers these results when reviewing our executive compensation program and will continue to consider shareholder feedback and the results of say-on-pay votes when making future compensation decisions.

HOW COMPENSATION DECISIONS ARE MADE
Role of the Compensation Committee
Our Compensation Committee, which is composed entirely of independent directors, is responsible for overseeing the compensation and benefit programs for our NEOs and non-employee directors. Our Compensation Committee meets at least quarterly (four times in person, one time virtually and twice by written consent in 2022) to approve amounts paid to our NEOs and non-employee directors and administer our incentive plans, which includes the determination of performance metrics, target pay levels, grant amounts and vesting terms of awards

BankUnited, Inc. 2023 Proxy Statement

under such plans. Our Compensation Committee is responsible for determining whether our executive compensation policies are reasonable and appropriate, that compensation practices meet the stated objectives of those policies and effectively serve the best interests of the Company and our shareholders.
Role of Management
    In evaluating compensation, our Compensation Committee receives and considers information and recommendations from our Chief Executive Officer. Our Compensation Committee has discretion to approve, disapprove or modify recommendations made by our Chief Executive Officer. Our Chief Executive Officer is not present during deliberations or voting by our Compensation Committee relating to his own compensation.
Role of our Independent Compensation Consultant
Pursuant to its charter, our Compensation Committee may in its sole discretion, retain or obtain the advice and assistance of a compensation consultant, legal counsel or other adviser. Our Compensation Committee may retain or obtain the advice of an adviser only after taking into consideration factors related to that person’s independence from management, including each of the factors it is required to take into consideration under the Corporate Governance Standards of the New York Stock Exchange, subject to limited exceptions. Our Compensation Committee is responsible for the appointment, compensation, and oversight of any adviser it retains. The Company is obligated to provide appropriate funding for the compensation of any such adviser.
The Compensation Committee has retained Pay Governance as its independent compensation consultant. The compensation consultant assists the Compensation Committee in reviewing the framework of the Company's executive compensation program as well as compensation packages including direct salary, annual incentive and long-term equity incentive programs for Mr. Singh, Mr. Cornish, Ms. Lunak and Mr. Bansal. Pay Governance does not provide any other services to the Company.
Compensation Peer Group
The Compensation Committee selects a compensation peer group in consultation with its independent compensation consultant, considering such factors as similarity in size based on total assets, market capitalization and number of employees, comparability of size and nature of the loan and deposit portfolios, capital levels, similarity in business model and strategy, geographic footprint, whether a company is a key competitor, proxy advisor-defined peers and other qualitative factors. The Company does not seek to set compensation at a specific level relative to the peer group, but may consider compensation levels of peer group executives as one factor in its evaluation of executive compensation levels. The Compensation Committee further benchmarks certain incentive performance metrics against comparative peer group results and may consider compensation governance practices of peers among other factors in its evaluation of the Company's practices.
The peer group was reviewed by the Compensation Committee, in consultation with its independent compensation consultant, with respect to 2022 incentive awards. The 16 members of the 2022 peer group are:

Ameris Bancorp	Prosperity Bancshares, Inc.
Associated Banc-Corp	SouthState Corporation
BOK Financial Corporation	Synovus Financial Corp.
Cadence Bank	Texas Capital Bancshares, Inc.
F.N.B. Corporation	UMB Financial Corporation
Fulton Financial Corporation	United Bancshares, Inc.
Hancock Whitney Corporation	Valley National Bancorp
Pinnacle Financial Partners, Inc.	Webster Financial Corporation

BankUnited, Inc. 2023 Proxy Statement

2022 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Overriding Performance Condition
If the Company fails to be well-capitalized at the end of any year, as defined by the applicable federal banking regulator for purposes of the prompt corrective action provisions of the Federal Deposit Insurance Act, no performance-based awards will be payable or granted to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Investment Officer regardless of the Company having met the established performance criteria.

2022 Capital Position
•Exceeded all requirements to be considered "well capitalized"
•Total risk-based capital of 12.7%
•CET1 risk-based capital of 11.0%
•Tier 1 leverage ratio of 7.5%
Key Components of our Executive Compensation Program
    Our executive compensation program provides a mix of salary, short- and long-term incentives, and benefits that we believe are aligned with our business strategy and are designed to maximize long-term shareholder value.

	Component of Pay	Form of Pay	Objective
Fixed	Base Salary	Cash	To attract and retain key executive talent by providing a level of income security for services rendered during the fiscal year that is not at risk.
At-Risk	Annual Incentive Program (AIP)	Performance-based cash payment	To reward the achievement of annual financial and other performance related goals, aligning pay with performance.
At-Risk	Long-Term Equity-Based Incentive Program (LTIP)	Restricted Share Units (RSUs) or Restricted Shares (RSAs)	To motivate and retain executives by aligning their long-term interests with those of shareholders through sustained performance.
Performance Share Units (PSUs)
    In light of our focus on paying for performance, the Compensation Committee structures compensation packages for the NEOs such that a majority of each officer's target compensation opportunity is delivered through incentive compensation, with a significant portion of the total target incentive compensation opportunity delivered through long-term incentive compensation.

BankUnited, Inc. 2023 Proxy Statement

Elements of Total Target Compensation

BankUnited, Inc. 2023 Proxy Statement

2022 Base Salaries
     The table below presents the 2021 and 2022 base salaries for each of the NEOs. The Compensation Committee reviews salaries annually. The Committee reviewed base salaries in March 2022 and adjusted the salaries for Messrs. Singh, Cornish Bansal and Ms. Lunak as a result of this review effective April 1, 2022.

NEO	2021 Base Salary	2022 Base Salary
Rajinder P. Singh	$1,000,000	$1,050,000
Leslie N. Lunak	$500,000	$525,000
Thomas M. Cornish	$630,000	$661,500
Rishi Bansal	$450,000	$472,500
Jay D. Richards	$400,000	$400,000
2022 Annual Incentive Awards

Messrs. Singh, Cornish and Bansal and Ms. Lunak
Each year, the Compensation Committee sets the performance criteria that are used to calculate the annual incentive awards for Messrs. Singh, Cornish and Bansal and Ms. Lunak. Mr. Richards does not participate in the AIP designed for Messrs. Singh, Cornish and Bansal and Ms. Lunak due to the importance of objectivity on the part of the Chief Risk Officer in focusing on credit quality and risk management, and the risk that such objectivity could appear to be compromised if the metrics used to determine AIP awards for the other NEOs were used in determining Mr. Richards' awards.
The Compensation Committee considers the Company's overall objectives, opportunities and challenges presented by external factors, any feedback received from shareholders, best practices among peers and other factors the committee considers relevant when evaluating and establishing performance criteria. In 2022, the Compensation Committee structured the AIP program so that 75% of the AIP awards for Messrs. Singh, Cornish, and Bansal and Ms. Lunak in respect of fiscal 2022 would be determined based on three equally-weighted relative performance metrics measured against the Peer Group and 25% of the AIP award would be determined by the achievement of key strategic objectives established by the Compensation Committee. The Compensation Committee believes that basing 25% of the AIP award on achievement of key strategic objectives provides the Committee with a mechanism by which its review of the Company's overall performance for the year, including progress toward achievement of strategic priorities and management's response to uncertainty and volatility in the operating environment, can impact incentive payouts.
(1) FY 2019 was the last full year before the COVID-19 crisis, which distorted results for FY 2020 and FY 2021, in part due to volatility in the provision for credit losses. 2019 is the most recent year considered to represent a reasonably comparable environment, therefore, the Compensation Committee stipulated that year-over-year percentage growth in EPS would be based on a comparison of EPS for FY 2019 to EPS for FY 2022.

BankUnited, Inc. 2023 Proxy Statement

The table below presents the AIP Award Opportunities Subject to the Achievement of Performance Goals and Key Strategic Objectives Described Below:

APR	Payout (% of Target)	Rajinder P. Singh	Leslie N. Lunak	Thomas M. Cornish	Rishi Bansal
<25%	—%	–	–	–	–
25%	50%	$787,500	$229,688	$496,125	$236,250
50%	100%	$1,575,000	$459,375	$992,250	$472,500
75%	150%	$2,362,500	$689,063	$1,488,375	$708,750
Relative Performance Component
The Company's performance with respect to each of the foregoing performance measures relative to the 2022 peer group was assigned a percentile ranking. All of the performance metrics were weighted equally for the purpose of calculating an average percentile ranking ("APR") used in determining 75% of the annual incentive payout. As depicted in the grid above, performance at the 25th percentile is required to earn a threshold payout of 50% of target, 50th percentile (median) performance is required to earn a target payout of 100% and 75th percentile performance is required to earn a maximum payout of 150% of target. No payment is made unless the threshold performance level is achieved. Performance between threshold and target and between target and maximum performance is interpolated on a linear basis.
Results for 2022 Performance Metrics, which form the basis for 75% of the AIP awards are summarized in the grid below:

	Percentage Growth in Earnings Per Share(a)(b)	NPA Ratio(c)	Efficiency Ratio(a)	APR
BankUnited	13.10%	0.18%	54.54%
Percentile Ranking	17.30%	71.70%	38.90%	42.63%
(a)    For purposes of determining growth in earnings per share and efficiency ratio of the Company or its peers, reported amounts may be adjusted to remove the impact of material, unusual, or non-recurring items. These adjustments of necessity require a certain degree of judgment. The amount of such adjustments is not determined by any of the NEOs whose compensation is impacted by the results and is reviewed by the Compensation Committee.
(b)    For purposes of determining growth in earnings per share the Compensation Committee determined to use the percentage growth of the value for FY 2022 compared to the value for FY 2019 relative to the Peer Group. FY 2019 was the last full year prior to the COVID-19 pandemic, which distorted results for FY 2020 and FY 2021, in part due to volatility in the provision for credit losses. FY 2019 is the most recent year considered to represent a reasonably comparable environment.
(c)    The ratio of non-performing assets to total assets excludes the guaranteed portion of portion of SBA loans, which is a non-GAAP financial measure. See section entitled "Non-GAAP Financial Measures."
Strategic Objectives Component
The strategic objectives component of the AIP award is designed to provide the Compensation Committee the ability to impact the amount of annual incentive payments based on a complete review of the Company's overall performance including, in addition to financial performance metrics, progress toward accomplishment of key strategic priorities and management's response to uncertainty and volatility in the operating environment.
The strategic priorities identified by the Compensation Committee for fiscal year 2022 and factors considered by the Committee's in evaluating each are described below.

▪Deposit Portfolio Performance in a Volatile Rate Environment - Continued improvement in deposit mix and performance. Non-interest DDA ended the year at 29% of total deposits compared to 18% pre-pandemic, at December 31, 2019. Improvement in the quality of the deposit base is also evidenced in the spread between the spot cost of deposits and Target Fed Funds Rate Upper Limit of 258 bps at December 31, 2022, compared to 33 bps at December 31, 2019. Fiscal 2020 and 2021 were

BankUnited, Inc. 2023 Proxy Statement

considered by the Committee to be less meaningful as a basis of comparison due to the federal stimulus response to the COVID-19 pandemic and it's impact on deposit flows during those years.
▪Regulatory Standing of the Company - Maintain regulatory compliance and strong relationships. Regulatory relationships remain strong. The Bank's and the Company's capital ratios remain well above all well-capitalized levels and the Company remains in compliance with applicable regulatory requirements.
▪Human Capital Priorities- Maintain focus on employee development, wellness and engagement. Retention of employees and successful transition to hybrid work environment. We expanded our training and employee development programs in 2022, launching our Leadership Excellence & Development ("LEAD") program for Senior Vice Presidents and above, further developing our EXCELerate and Rising Leaders programs and adding a variety of offerings through our Go for MoreTM Academy and Mind Tools. We launched a Credit School powered by Moody's Analytics and the Udemy for Business platform. 373 employees participated in our mentoring programs for new hires and professional development in 2022 and a total of 3,066 mentoring hours were reported. In 2022, BankUnited received the Healthiest Employer Award from the South Florida Business Journal and was listed number three among America's Top 100 Healthiest Employers by Springbuk HR Technology. An outside firm conducted an employee engagement survey for us in 2022. Survey results reported an increase in overall engagement, defined as employees who responded favorably, from 73% in 2020 to 81% in 2022. The 81% overall engagement score in 2022 favorably compared to an industry benchmark of 76%. Survey results also reported that 93% of our team members feel that they are treated with respect at BankUnited and 91% feel that BankUnited employees are treated equally regardless of race, ethnicity, age, gender, disability, religious beliefs, and sexual orientation. We seek to retain our higher preforming employees. In 2022, we retained almost 97% of employees who received "Exceeds Expectations" ratings on their annual performance reviews at the Senior Vice President level and above. We successfully transitioned our employees to a hybrid work environment and re-instituted employee town halls that were discontinued due to the COVID-19 pandemic.
▪ESG and iCARE™ Initiatives - Further development of BankUnited's ESG and iCARE™ initiatives. In 2022, we developed a credit policy framework to support sustainable finance lending and hired a practice leader to develop this business. We took a leadership role in participating with a consortium of mid-size banks in building out our capabilities with respect to measuring, monitoring and future disclosures related to climate related risk. In 2022, Clarium conducted a Cybersecurity Assessment for BankUnited, N.A. The assessment gauged the overall cybersecurity risk posture of BankUnited, N.A. and resulted in a score of 4.8 on a scale of 0 to 5. We further enhanced the ongoing cybersecurity training required of all of our employees and provided education sessions to our Board on cyber risk and governance. In 2022, BankUnited employees supported 110 community organizations with 2,650 volunteer hours and approximately $2 million in grants, sponsorships and contributions to over 200 community and not-for-profit organizations. The Bank has partnered with five colleges and universities in our local markets to provide internship programs, with a primary focus on minority high school and college students. In 2022, 36 college interns completed the iCARETM Summer Internship and Senior Internship Programs and 23 were hired for a role at the Bank after the internship program. We established the "Adopt-a-Neighborhood Program in Florida, the "Entrepreneurship Initiative" in New York, and the "Heirs Program" in 2022.
For the year ended December 31, 2022, the Compensation Committee determined that significant progress had been achieved towards accomplishing the strategic priorities of the Company and approved incentive payouts at target for the 25% of the total AIP related to this component.

BankUnited, Inc. 2023 Proxy Statement

2022 awards under the AIP for Messrs. Singh, Cornish and Bansal and Ms. Lunak are set forth in the table below and in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table set forth on page 58 of this Proxy Statement.

2022 Annual Incentive Plan Payout
NEO	Target AIP	Performance Component (75% of AIP at Target)	Performance Component at 42.63%	Strategic Objectives Component (25% of AIP Target)	Total Payout
Rajinder P. Singh	$1,575,000	$1,181,250	$1,007,212	$393,750	$1,400,962
Leslie N. Lunak	$459,375	$344,531	$293,770	$114,844	$408,614
Thomas M. Cornish	$992,250	$744,188	$634,544	$248,063	$882,607
Rishi Bansal	$472,500	$354,375	$302,164	$118,125	$420,289

Mr. Richards
    In 2022, Mr. Richards was eligible to receive a cash incentive award determined in accordance with the Company's Policy on Incentive Compensation Arrangements, which provides that incentive amounts are to be based on the past, present and expected future contributions of an employee or group of employees to the overall success, safety and soundness of the organization. Factors considered by the Compensation Committee in evaluating those contributions include, among other things, overall individual performance, overall organizational performance, individual contribution to organizational performance, business segment or departmental performance, successful completion of projects or initiatives and level of individual responsibilities. The Company's Policy on Incentive Compensation Arrangements is designed to balance risk and financial, operational and strategic results in a manner that does not encourage employees to expose the Company to imprudent risks.
In evaluating Mr. Richards' performance for 2022, the Compensation Committee considered Mr. Richards' contribution to organizational performance as aligned with his role as Chief Risk Officer. Criteria specifically considered by the Committee included Mr. Richards' support in developing a new program to cultivate a risk awareness culture with employees, implementing an enterprise-wide RCSA (Risk and Control Self Assessment) framework, improvement in key credit risk metrics including the NPA ratio and level of criticized and classified assets, enhancements to the Company's overall risk assessment framework, achieving the Company's annual strategic goals and initiatives; maintenance of solid regulatory relations and serving as the primary point of contact with banking regulators; establishing appropriate portfolio concentrations and reporting on portfolio performance; maintaining acceptable asset quality metrics; and providing input, oversight and effective challenge to the ACL process. Based on consideration of the foregoing factors and others deemed relevant by the Compensation Committee, on February 23, 2023, the Committee approved an annual cash incentive award for Mr. Richards in the amount of $375,000.
2022 LTIP Awards

Messrs. Singh, Cornish and Bansal and Ms. Lunak

Time-Based Awards (RSUs)
In 2022, Messrs. Singh, Cornish and Bansal and Ms. Lunak were eligible to receive an annual grant of RSUs. On March 31, 2022, the Compensation Committee awarded Mr. Singh 34,336 RSUs, with a grant date fair value of $1,509,411, Mr. Cornish 15,142 RSUs, with a grant date fair value of $665,642, Mr. Bansal 8,928 RSUs, with a grant date fair value of $392,475 and Ms. Lunak 8,584 RSUs, with a grant date fair value of $377,353. The

BankUnited, Inc. 2023 Proxy Statement

first one-fourth vested on December 31, 2022, and one-fourth will vest on each of December 31, 2023, 2024 and 2025.

Performance-Based Awards (PSUs) - Performance Period January 1, 2022 - December 31, 2025
In 2022, Messrs. Singh, Cornish and Bansal and Ms. Lunak were eligible to receive an annual grant of PSUs.
•Performance will be measured based on the achievement relative to specified peer companies of three equally-weighted performance metrics determined by the Compensation Committee: (i) relative percentage four year compound annual growth rate of tangible book value per share; (ii) relative average annual net charge-off ratio and (iii) relative 4-year total shareholder return. Relative growth in tangible book value per share and relative 4-year total shareholder return are metrics that the Compensation Committee believes serve to align the compensation of our NEOs with the interests of our shareholders. The relative annual net charge-off ratio performance metric serves to discourage excessive risk taking.
◦Relative growth in tangible book value per share and relative net charge-off ratio are measured against the 2022 compensation peer group and relative total shareholder return is measured against the banks in the KBW Nasdaq Regional Bank Index at both the beginning and end of the performance period.
◦The PSU award was denominated in a target number of shares at the beginning of the performance period based on the target value of the PSU award and the fair market value of the Company's common stock at the grant date. The actual number of shares earned will be determined at the end of the four-year measurement period based on actual performance.
◦At the end of the performance period, the Company's performance with respect to each of the equally-weighted performance metrics will be assigned a percentile ranking. The number of PSUs earned at the end of the performance period will be determined based on the APR.
◦The performance grid for LTIP awards is structured such that a target payout requires performance at the 50th percentile (median). As presented in the grid below, performance at less than a threshold of the 25th percentile results in a payout of zero. Performance at the 50th percentile results in a payout at 100% of target. Performance at or above the 75th percentile results in the maximum payout of 150% of target. Performance between the threshold and target levels and between the target and maximum performance levels will be interpolated on a linear basis. Awards are capped at 150% of each NEO's target. The performance grid is presented below:

APR	Payout (% of Target)
<25%	—%
25%	50%
50%	100%
75%	150%

BankUnited, Inc. 2023 Proxy Statement

Threshold, Target and Maximum performance levels for PSUs Granted in 2022(1)
	25th Percentile		50th Percentile		75th Percentile
	Threshold	Threshold Shares	Target	Target Shares	Maximum	Maximum Shares
Rajinder P. Singh	$754,688	17,168	$1,509,375	34,336	$2,264,063	51,503
Leslie N. Lunak	$188,672	4,292	$377,344	8,584	$566,016	12,876
Thomas M. Cornish	$332,818	7,571	$665,635	15,142	$998,453	22,713
Rishi Bansal	$196,219	4,464	$392,438	8,928	$588,657	13,391

(1) The grant date fair value of the threshold, target and maximum PSUs granted is based on the closing price of our stock on the NYSE on the grant date.

Mr. Richards
For similar reasons as those discussed above with respect to the AIP, Mr. Richards did not participate in the LTIP that was designed for Messrs. Singh, Cornish and Bansal and Ms. Lunak, but was eligible to receive a restricted share award in accordance with the Company's Policy on Incentive Compensation Arrangements, the amount of which was determined by the Committee based on criteria considered relevant by the Committee, which included:
•Executing proper governance and oversight of Enterprise Risk Management and Credit Risk Management;
•Maintaining a sound enterprise risk management and monitoring framework commensurate with the size and complexity of the organization;
•Ensuring maintenance of a robust credit risk rating system and processes; and
•Promoting a balanced risk-taking culture.
On February 23, 2023, the Compensation Committee evaluated the performance of Mr. Richards for his performance in the 2022 fiscal year and overall contributions to the Company and effective March 1, 2023 approved a restricted share award of 13,000 shares to Mr. Richards, which are scheduled to vest in equal installments on March 1, 2024, 2025, 2026 and 2027, subject to his continued service.
On February 25, 2022, the Compensation Committee evaluated the performance of Mr. Richards for his performance in the 2021 fiscal year and overall contributions to the Company and granted a restricted share award of 12,000 shares to Mr. Richards. In accordance with the SEC rules, we reported this grant in the Summary Compensation Table and the 2022 Grants of Plan-Based Awards Table below.
No Payouts for the PSUs Granted in March 2019
    As previously disclosed in our 2020 proxy statement, Messrs. Singh, Cornish and Bansal and Ms. Lunak were granted PSUs in March 2019. The performance period for the PSUs granted in March 2019 commenced on January 1, 2019 and ended on December 31, 2022.
Performance was based on the achievement relative to selected peers of three equally-weighted performance metrics, which were chosen by the Compensation Committee: (i) relative growth in earnings per share, (ii) relative average annual net charge-off ratio and (iii) relative 4-year total shareholder return. Relative growth in earnings per share and relative average annual net charge-off ratio were measured against the 2019 Peer Group and relative 4-year total shareholder return was measured against the banks in the KBW Nasdaq Regional Bank Index at both the beginning and the end of the performance period.

BankUnited, Inc. 2023 Proxy Statement

The following chart shows the results for the performance criteria established in 2019. All shares were forfeited because our results did not meet the payout thresholds established by the Compensation Committee.

	Relative Growth in Earnings per Share	Relative Net Charge-off Ratio	Relative 4-year Total Shareholder Return	APR
BankUnited	13.10%	0.21%	24.50%
Percentile Ranking	14.80%	18.50%	22.30%	18.53%

OTHER ELEMENTS OF COMPENSATION
Retirement Programs
    All of the Company's full-time employees (including the Company's NEOs) are eligible to participate in a 401(k) plan. In addition, certain of the Company's employees, including the NEOs, are eligible to participate in our Nonqualified Deferred Compensation Plan, the terms of which are described in additional detail below under "Nonqualified Deferred Compensation." The Company has no defined benefit pension plans.
Welfare Programs
    The Company offers a variety of health and other welfare benefit programs to all employees, including medical, dental, vision, life insurance and disability insurance. The Company's NEOs are generally eligible to participate in these employee benefit plans on the same basis as the rest of the Company's employees. In addition, pursuant to Mr. Singh's employment agreement, the Company pays all premiums on and otherwise maintains in good standing a second to die split-dollar life insurance arrangement providing for a death benefit of $15 million.
No Excise Tax Gross-Ups; Perquisites
    The Company does not provide excise tax gross-ups to its employees. Mr. Singh has non-exclusive access to a Company provided automobile and driver primarily for business purposes, with access for personal use depending on availability. This limited transportation perquisite is similar to that offered by companies with which the Company competes for talent and enables employees to better focus on their duties to the Company. In addition, when traveling on Company business, the CEO is occasionally permitted to bring family members on the Company aircraft, which does not result in incremental cost to the Company. The imputed value of this perquisite is included in "all other compensation" in the Summary Compensation Table below.
Limited Severance Arrangements
    In order to promote the retention of our executive leadership team, particularly in the event of a potentially disruptive corporate transaction, the Company provides customary but limited severance arrangements to its NEOs. In addition, the CEO is party to an employment agreement with the Company. The terms of these arrangements are described below under "Potential Payments Upon Termination or Change-in-Control."

OTHER CONSIDERATIONS
Equity Ownership Requirement
We believe that requiring members of our executive management to invest and maintain ownership in our Company better aligns their interests with the interests of our shareholders. The Company's Executive Ownership Policy provides that so long as the executive is employed and a NEO, the executive will not sell equity other than for purposes of tax withholding due upon the settlement of an equity award or to pay the exercise price due upon the exercise of an option if after giving effect to such sale, his or her respective retained equity (including vested and unvested shares) has a value that is less than the stipulated multiple of his or her salary.

BankUnited, Inc. 2023 Proxy Statement

The multiples of salary currently stipulated in the policy are:

Named Executive Officer	Minimum Equity Ownership
Chief Executive Officer	6 times base salary
All Other Named Executive Officers	3 times base salary
The NEOs have three years from the date they were appointed as a NEO to meet their target ownership level. The stock ownership requirement may be satisfied by:
•Vested and unvested common stock
•Vested and unvested restricted share units
•Common stock held after the exercise of stock options

Equity Ownership
Named Executive Officer	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount(1)
Rajinder P. Singh	6 X Base Salary	$6,300,000	Yes
Leslie N. Lunak	3 X Base Salary	$1,575,000	Yes
Thomas M. Cornish	3 X Base Salary	$1,984,500	Yes
Rishi Bansal	3 X Base Salary	$1,417,500	No
Jay D. Richards	3 X Base Salary	$1,200,000	No

(1) Based on the $22.29 closing price of our stock price on our record date, March 20, 2023. Due to recent market volatility in our stock price, two of our NEOs hold less than the stipulated retention level.
Recoupment Policy
The Company has a recoupment policy, which provides that, if we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any reporting requirement, our Board (or a committee thereof) may require reimbursement or forfeiture of incentive-based compensation received by any of our current or former NEOs during the three-year period preceding the date on which we are required to prepare the accounting restatement. The amount to be recouped is based on the excess of the amount of incentive-based compensation paid based on the erroneous financial information over the amount that would have been paid based on the financial information as restated. This policy is in addition to our ability to seek reimbursement or forfeiture of compensation pursuant to the terms of any plan, policy or agreement or applicable law.
Anti-Hedging and Anti-Pledging of Company Securities
    Pursuant to our Insider Trading Policy, our directors, executive officers, and other employees and their related parties, which includes spouses, minor children, and other family members who reside in the same household and any other entities in which such persons exercise or share control (“Covered Persons”) are prohibited from engaging in short sales of the Company's securities, pledging the Company’s securities as collateral for a loan or holding the Company’s securities in a margin account.
    Directors and executive officers of the Company are prohibited from engaging in hedging transactions with respect to Company securities such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts. Any other Covered Person is prohibited from engaging in any such hedging transactions while in possession of material non-public information regarding the Company.

BankUnited, Inc. 2023 Proxy Statement

Tax Implications
    Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. Despite this limitation on the tax deductibility of executive compensation, the Compensation Committee considers it important to design and implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.
Compensation Risk Assessment
At least annually, our Compensation Committee assesses the compensation policies and practices applicable to our employees, including our executive officers, and considers whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Additionally, our Enterprise Risk Management group periodically performs an independent risk assessment of all of the Company's incentive compensation arrangements, including those applicable to our NEOs. The most recent such risk assessment was completed in 2020.
We believe our compensation programs strike the appropriate balance between the short-term and long-term performance of the Company. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions mitigates the risk that employees, including our executive officers, will be encouraged to undertake excessive or inappropriate risk. The Company's compensation program also is subject to internal controls and to audit by our internal audit function, and we rely on principles of sound governance and good business judgment in administering our compensation programs.
Based on its assessment in 2022, our Compensation Committee has determined, in its reasonable business judgment, that the Company's compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

BankUnited, Inc. 2023 Proxy Statement

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Michael J. Dowling, Chair
Tere Blanca
A. Gail Prudenti

BankUnited, Inc. 2023 Proxy Statement

Summary Compensation Table for 2022
The following summary compensation table sets forth the total compensation paid or accrued for the years 2020, 2021 and 2022 to our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Rajinder P. Singh	2022	1,037,500	—	3,018,821	1,400,962	—	211,672	(7)	5,668,955
Chairman, President and Chief Executive Officer	2021	1,000,000	—	2,875,033	1,931,574	—	107,180		5,913,787
	2020	1,000,000	1,000,000	2,500,019	—	—	176,562		4,676,581
Leslie N. Lunak	2022	518,750	—	754,705	408,614	—	13,725	(8)	1,695,794
Chief Financial Officer	2021	500,000	—	718,758	563,376	—	13,050		1,795,184
	2020	500,000	306,250	625,039	—	—	12,825		1,444,114
Thomas M. Cornish	2022	653,625	—	1,331,285	882,607	—	13,725	(8)	2,881,242
Chief Operating Officer	2021	630,000	—	1,267,958	1,216,891	—	13,050		3,127,899
	2020	630,000	708,750	1,102,513	—	—	12,825		2,454,088
Rishi Bansal	2022	466,875	—	784,950	420,289	—	13,725	(8)	1,685,839
Chief Investment Officer BankUnited, N.A.	2021	450,000	—	747,502	579,472	—	13,050		1,790,024
	2020	450,000	337,500	650,037	—	—	12,825		1,450,362
Jay D. Richards	2022	400,000	375,000	502,440	—	—	13,725	(8)	1,291,165
Chief Risk Officer BankUnited, N.A.	2021	400,000	375,000	504,120	—	—	13,050		1,292,170
	2020	391,667	245,000	370,800	—	—	12,825		1,020,292
1.Messrs. Singh, Cornish, Bansal and Ms. Lunak's base salary was increased by 5% effective April 1, 2022.
2.For Mr. Richards, the amount reported for 2022 represents an incentive bonus earned for performance in 2022 and paid during the first quarter of 2023.
3.Amounts shown do not reflect the compensation actually realized in 2022 by the NEOs. Instead, amounts represent the aggregate grant date fair value of performance and restricted shares granted to the NEOs during 2022 calculated in accordance with FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
4.On March 31, 2022, the Compensation Committee awarded Mr. Singh 34,336 RSUs and 34,336 PSUs, Mr. Cornish 15,142 RSUs and 15,142 PSUs, Ms. Lunak 8,584 RSUs and 8,584 PSUs and Mr. Bansal 8,928 RSUs and 8,928 PSUs. For PSUs, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount. Assuming satisfaction of performance conditions at the maximum level, the PSUs granted to (w) Mr. Singh would have had a grant date fair value of $2,264,063 (as opposed to the target grant date fair value of $1,509,375 reported above); (x) Mr. Cornish would have had a grant date fair value of $998,453 (as opposed to the target grant date fair value of $665,635 reported above); (y) Ms. Lunak would have had a grant date fair value of $566,016 (as opposed to the target grant date of $377,344 reported above); and (z) Mr. Bansal would have had a grant date fair value of $588,657 (as opposed to the target grant date of $392,438 reported above).
5.Other than RSUs and PSUs, we typically grant stock awards in the first quarter of each year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for those stock awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based. On March 1, 2022, Mr. Richards was awarded 12,000 restricted shares for his performance in the 2021 fiscal year and overall contributions to the Company. In accordance with the SEC rules, the value of the restricted shares awarded to Mr. Richards in March 2023 for his performance in the 2022 fiscal year and overall contributions to the Company is not included here and will be reported in the Company's proxy statement for the 2023 annual meeting of stockholders.
6.For each Messrs. Singh, Cornish, Bansal and Ms. Lunak the amounts reported reflect a performance-based cash incentive award earned for performance in 2022 and paid in the first quarter of 2023.

BankUnited, Inc. 2023 Proxy Statement

7.Includes contributions of $13,725 and $119,883 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $12,597 for personal use of a company owned automobile, $32,741 for personal use of a company paid driver, $22,890 for personal use of the Company's aircraft and $9,836 representing annual service cost recorded by the Company related to Mr. Singh's split-dollar life insurance arrangement.
8.Represents a contribution of $13,725 made by us on behalf of each of Messrs. Cornish, Bansal, Richards and Ms. Lunak to our 401(k) plan.
Grants of Plan-Based Awards
The following table sets forth certain information with respect to the plan-based awards granted to each of our NEOs during 2022.
2022 Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rajinder P. Singh	3/31/2022	3/31/2022	787,500	1,575,000	2,362,500	—	—	—	—		—
	3/31/2022	3/31/2022	—	—	—	17,168	34,336	51,503	—		1,509,411
	3/31/2022	3/31/2022	—	—	—	—	—	—	34,336		1,509,411
Leslie N. Lunak	3/31/2022	3/31/2022	229,688	459,375	689,063	—	—	—	—		—
	3/31/2022	3/31/2022	—	—	—	4,292	8,584	12,876	—		377,353
	3/31/2022	3/31/2022	—	—	—	—	—	—	8,584		377,353
Thomas M. Cornish	3/31/2022	3/31/2022	496,125	992,250	1,488,375	—	—	—	—		—
	3/31/2022	3/31/2022	—	—	—	7,571	15,142	22,713	—		665,642
	3/31/2022	3/31/2022	—	—	—	—	—	—	15,142		665,642
Rishi Bansal	3/31/2022	3/31/2022	236,250	472,500	708,750	—	—	—	—		—
	3/31/2022	3/31/2022	—	—	—	4,464	8,928	13,391	—		392,475
	3/31/2022	3/31/2022	—	—	—	—	—	—	8,928		392,475
Jay D. Richards	3/1/2022	2/25/2022	—	—	—	—	—	—	12,000	(4)	502,440
1.Amounts represent threshold, target and maximum non-equity incentive plan awards under the AIP for 2022. Additional information on performance metrics and payout calculations are included in "Compensation Discussion and Analysis - 2022 Annual Incentive Awards". The AIP awards were paid out in the first quarter of 2023. Amounts are reported in the "Summary Compensation Table - Non-Equity Incentive Plan Compensation"
2.Represents PSUs granted under the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the "2014 Plan"). These PSUs are based on a four-year performance period from January 1, 2022 through December 31, 2025. Each PSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, the NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid prior to settlement. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award. Amounts are reported in the "Summary Compensation Table - Stock Awards" based on the probable outcome of performance conditions, which is equal to the target amount.
3.Represents RSUs granted under the 2014 Plan. In the case of Messrs. Singh, Cornish and Bansal and Ms. Lunak, one-fourth of the RSUs vested on December 31, 2022 and the unvested portion of the awards will vest in equal installments on December 31, 2023, December 31, 2024 and December 31, 2025. Each RSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, the NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid prior to settlement. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award.

BankUnited, Inc. 2023 Proxy Statement

4.Represents restricted share awards granted under the 2014 Plan. On March 1, 2022, Mr. Richards was awarded 12,000 restricted shares for his performance in the 2021 fiscal year and overall contributions to the Company. The restricted shares are scheduled to vest in equal annual installments on March 1, 2023, 2024, 2025 and 2026, subject to continued employment through the applicable vesting dates, and participate in dividends declared on common shares.
5.Represents the fair value of restricted stock awards based on the closing price of the Company's common stock at the date of grant pursuant to FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 in the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. For performance-based awards, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount.
Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of equity awards outstanding on December 31, 2022 for each of our NEOs:
Outstanding Equity Awards at 2022 Fiscal Year-End

	Stock Awards
Name	Number of Shares/Units of Stock That Have Not Vested (#)		Market Value of Shares/Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares/Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares/Units or Other Rights That Have Not Vested ($)(6)
Rajinder P. Singh	55,782	(1)	1,894,915	182,622	6,203,669
Leslie N. Lunak	13,945	(2)	473,712	45,657	1,550,968
Thomas M. Cornish	24,599	(3)	835,628	80,538	2,735,876
Rishi Bansal	14,504	(4)	492,701	47,482	1,612,964
Jay D. Richards	29,500	(5)	1,002,115	—	—
1. 30,437 RSUs scheduled to vest on December 31, 2023, 16,761 RSUs scheduled to vest on December 31, 2024 and 8,584 RSUs scheduled to vest on December 31, 2025.
2. 7,609 RSUs scheduled to vest on December 31, 2023, 4,190 RSUs scheduled to vest on December 31, 2024 and 2,146 RSUs scheduled to vest on December 31, 2025.
3. 13,423 RSUs scheduled to vest on December 31, 2023, 7,391 on December 31, 2024 and 3,785 RSUs scheduled to vest on December 31, 2025.
4. 7,914 RSUs scheduled to vest on December 31, 2023, 4,358 RSUs scheduled to vest on December 31, 2024 and 2,232 RSUs scheduled to vest on December 31, 2025.
5. 8,500 restricted shares vested on March 1, 2023 and 3,000 restricted shares vested on March 2, 2023. 6,000 restricted shares are scheduled to vest on March 1, 2024, 6,000 on March 1, 2025 and 3,000 on March 1, 2026. 3,000 shares are scheduled to vest on March 2, 2024.
6.Based on the $33.97 closing price of our common stock on December 31, 2022.
7.Represents Messrs. Singh, Cornish and Bansal and Ms. Lunak's 2020, 2021 and 2022 PSUs, assuming satisfaction of performance goals at the maximum award level (performance has not yet been achieved). Vesting is based on the Company’s achievement relative to specified peer companies of three equally-weighted performance metrics determined by the Compensation Committee. For the description of the 2022 PSUs see "Performance-Based Awards - Performance Period January 1, 2022 - December 31, 2025." The vesting dates for the PSUs granted in 2020, 2021 and 2022 are December 31, 2023, 2024 and 2025, respectively.

BankUnited, Inc. 2023 Proxy Statement

Vesting of Restricted Shares, RSUs and PSUs
The following table contains information regarding the vesting of restricted shares, PSUs and RSUs by our NEOs during fiscal year 2022:
2022 Stock Awards Vested

	Stock Awards
Name	Number of Units/Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Rajinder P. Singh	39,799	(2)	1,351,972
Leslie N. Lunak	9,950	(2)	338,002
Thomas M. Cornish	17,551	(2)	596,207
Rishi Bansal	10,348	(2)	351,522
Jay D. Richards	8,500	(3)	361,415
1.The value is equal to the closing market price of a share of our common stock on the vesting date, multiplied by the number of shares vesting on such date.
2.Represents RSUs that vested pursuant to the terms of RSU award agreements in December 2022.
3.Represents restricted shares vested pursuant to the terms of restricted share award agreements.
Nonqualified Deferred Compensation
Nonqualified Deferred Compensation Table for 2022

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
	($)(2)	($)(3)	($)	($)	($)(4)
Rajinder P. Singh	975,524	119,883	314,329	—	5,903,480
Leslie N. Lunak	155,625	—	212,894	—	3,655,824
Thomas M. Cornish	—	—	8,795	(183,301)	121,471
Rishi Bansal	319,534	—	69,838	—	2,345,148
Jay D. Richards(1)	—	—	—	—	—
1.Mr. Richards does not participate in the Company's Nonqualified Deferred Compensation Plan.
2.The full amount of the contribution for Messrs. Singh and Bansal and Ms. Lunak to the Nonqualified Deferred Compensation Plan is reflected as compensation earned as part of each executive's "Salary", and/or "Bonus" or "Non-Equity Incentive Plan Compensation" in 2022 in the "Summary Compensation Table for 2022."
3.Amounts reflect our contributions, if any, to the Nonqualified Deferred Compensation Plan for the applicable NEO. These amounts are also reported in the "All Other Compensation" column of the "Summary Compensation Table for 2022."
4.These amounts include amounts previously reported in the Summary Compensation Table as "Salary," "Bonus," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" for years prior to 2022, in the following aggregate amounts: $1,546,898 for Mr. Singh, $523,125 for Ms. Lunak and $421,875 for Mr. Bansal.
Our Nonqualified Deferred Compensation Plan allows each NEO to defer up to 100% of salary and cash bonus or incentives. Mr. Singh is eligible to receive company matching contributions under the plan. For the 2022 plan year, we contributed an amount equal to 100% of the first 1% plus 70% of the next 5% of eligible compensation that Mr. Singh elected to defer under the plan. Amounts deferred by a NEO are vested at all times and amounts that we contribute on the executive's behalf will become vested upon the earlier to occur of a change in control (as defined in the plan), the executive's death, disability, attainment of age 65 or completion of two years of service. The Company credits each participant's account with income based on either an annual interest rate determined by the Company's Compensation Committee or returns of selected investment portfolios, as elected by the participant. The annual interest rate has ranged from 6.08% in 2014 to 5.00% in 2022. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date or dates specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the

BankUnited, Inc. 2023 Proxy Statement

compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.
Potential Payments Upon Termination or Change-in-Control
The employment arrangements with our NEOs provide for certain severance payments and benefits, to the extent applicable, in the event of a termination of employment as described below:
Employment Agreement with Mr. Singh

Mr. Singh is the only executive subject to an employment agreement. Mr. Singh has been a party to various employment agreements with us since July 2009. Mr. Singh's current employment agreement provides for a term of three years commencing on January 1, 2020 (the "Employment Term") and reflects his current base salary of $1,050,000. As of the date of this Proxy Statement, members of the Compensation Committee and Mr. Singh are discussing the terms of an amendment of Mr. Singh’s employment agreement to (among other things) extend the Employment Term, which the Company expects to finalize soon. If and when finalized, the Company will disclose the execution of such amendment on Form 8-K.
The Employment Term may be extended by mutual agreement of the parties. In the event of the public announcement of a transaction or other event that would constitute a change in control (such announcement, a “Public Announcement”) during the Employment Term, the Employment Term would be automatically extended as necessary such that it expires on the later of the last day of the then-current Employment Term and the second anniversary of the change in control.
The employment agreement with Mr. Singh provides that, in the event of termination of his employment by the Company without Cause or by him for Good Reason (as defined in the employment agreement) during the Employment Term, Mr. Singh would be entitled to receive, subject to an execution of a release of claims against the Company, (i) payment of an amount equal to two times the sum of his base salary and target annual incentive opportunity (or three times such sum if termination occurs on or following a change in control); (ii) payment of his prorated annual incentive award based on actual performance for the year of termination (or a prorated annual incentive award based on target performance if termination occurs on or following a change in control); (iii) full vesting of his RSU awards (and any other time-based equity awards); (iv) vesting of his PSU awards based on actual achievement for the performance criteria (or, if the termination occurs following a Public Announcement, the PSU awards will convert into a time-based RSU award (with the number of units determined based on the award agreement) that vests on the later of the change in control and the date of termination); (v) continued coverage under the Company’s group health plans at the Company’s expense for up to 24 months following termination; and (vi) continuation of Mr. Singh's split-dollar life insurance arrangement.
In addition, the employment agreement provides that, in the event of Mr. Singh's termination of employment during the Employment Term, due to his death or Disability (as defined in the employment agreement), Mr. Singh would be entitled to receive the benefits described in (iii)-(vi) above. In the event Mr. Singh's employment with the Company terminates for any reason following expiration of the Employment Term he would be entitled to receive the benefits described in (iii), (iv) and (vi) above.
Upon a change in control, the PSU awards granted to Mr. Singh under his employment agreement would automatically convert to time-based RSUs (“Converted RSUs”) that vest at the completion of the performance period, subject to his continued employment with the Company through the vesting date. In the event of Mr. Singh’s termination of employment due to death or Disability, without Cause by the Company, for Good Reason by Mr. Singh or for any reason following the expiration of such employment agreement, prior to a Public Announcement, any unvested portions of the PSU awards would vest based on actual achievement of the

BankUnited, Inc. 2023 Proxy Statement

performance criteria. If any such termination occurs on or following a Public Announcement and contingent on the consummation of the change in control, the Converted RSUs would fully vest on the later to occur of (i) the date of such change in control and (ii) the termination date.
Mr. Singh's employment agreement does not require the Company to reimburse him for the amount of any golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code. Instead, if the payments to be received by Mr. Singh under the employment agreement would result in the imposition of the golden parachute excise tax, the amount payable would be paid in full or reduced to such lesser amounts that would result in no portion of the payments being subject to the golden parachute excise tax, whichever would result in Mr. Singh's receipt of the greatest amount under his employment agreement on an after-tax basis.
Mr. Singh is subject to confidentiality and non-disparagement obligations under his employment agreement as well as non-competition and non-solicitation covenants for a period of 18 months following a termination of employment during the Employment Term by the Company for Cause or following Mr. Singh's voluntary resignation without Good Reason.
The employment agreement is subject to regulatory laws to the extent applicable.
Change in Control Agreement with Ms. Lunak and Mr. Bansal
Ms. Lunak and Mr. Bansal have change in control agreements pursuant to which, if the executive's employment is terminated by the Company without Cause (as defined in the change in control agreement), or by the executive due to a reduction in base salary, each within six months following a change in control of the Company, the executive would be entitled to a payment in the amount equal to one year of his or her base salary, payable on the date that is six months following the change in control. The agreement further provides for payment, on the date that is six months following completion of the change in control, of a lump sum retention bonus equal to one year of base salary (as in effect immediately prior to the change in control), subject to his or her continued employment with BankUnited and any successor to BankUnited through such date.
Equity Awards
In the event of a change in control, all outstanding restricted stock awards and RSUs granted prior to March 1, 2019 (other than the equity awards described under "Employment Agreement with Mr. Singh") held by the NEOs that are then unvested would be subject to accelerated vesting, and any performance-based units to be prospectively awarded with respect to a pending performance period would be granted and vested at target levels. Awards granted after March 1, 2019 (other than the equity awards described under "Employment Agreement with Mr. Singh") that are assumed in connection with, or otherwise continued following, a change in control are not subject to vesting upon a change in control, but are subject to accelerated vesting in the event of a termination of employment without cause or for good reason within 24 months following the change in control.

BankUnited, Inc. 2023 Proxy Statement

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 31, 2022) and calculated using the closing price per share of our common stock on such date ($33.97), and also assumes a cash-out of equity awards in connection with a change in control. The amounts set forth below do not reflect any potential reduction to avoid application of Sections 280G and 4999 of the Internal Revenue Code.

	Cash Severance	Continued Benefits	Value of Acceleration of Equity	Total
	($)	($)	($)	($)
Rajinder P. Singh (1)
Death / Disability	—	91,188	6,030,728	6,121,916
For Cause / Without Good Reason	—	—	—	—
Without Cause / For Good Reason	6,825,000	91,188	6,030,728	12,946,916
Change in Control	9,450,000	91,188	6,030,728	15,571,916

Leslie N. Lunak
Without Cause / For Good Reason	525,000	—	1,507,691	2,032,691
Change in Control	525,000	—	—	525,000

Thomas M. Cornish
Without Cause / For Good Reason	—	—	2,659,545	2,659,545
Change in Control	—	—	—	—

Rishi Bansal
Without Cause / For Good Reason	472,500	—	1,568,055	2,040,555
Change in Control	472,500	—	—	472,500

Jay D. Richards
Without Cause / For Good Reason	—	—	1,002,115	1,002,115
Change in Control	—	—	—	—
(1) Continued benefits include continuation of Mr. Singh's split-dollar life insurance arrangement.

BankUnited, Inc. 2023 Proxy Statement

CEO PAY RATIO
    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to determine their CEO pay ratio, the ratio reported below may not be comparable to the ratios reported by other companies.
We are using the same median employee for our 2022 pay ratio calculation as we used for the 2021 calculation. We have not had a significant acquisition, divestiture or reduction in our workforce and the Company's compensation practices have not changed during 2022 in a way that could significantly impact the pay ratio or median employee. Further, the designated median employee's title, job responsibilities and circumstances have remained similar throughout 2022. As disclosed in our 2021 proxy statement, to determine the median employee and the CEO pay ratio for 2021, we took the following steps:
•We determined that, as of December 31, 2021 our employee population consisted of approximately 1,465 full- and part-time employees, including two temporary employees, all of whom were located in the United States. We have no seasonal employees.
•To identify the “median employee” from our employee population, we compared the amount of gross pay of our employees (excluding our CEO) as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2021. In making this determination, we annualized the compensation of approximately 242 full-time employees and part-time employees who were hired in 2021 but did not work for us for the entire fiscal year.
•Once we identified our median employee, we combined all of the elements of such employee's compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
•With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2021 Summary Compensation Table included in the 2022 Proxy Statement.
    For 2022, our last completed fiscal year:
•based on 2022 compensation for the "median employee" identified in 2021 as described above, we determined the median of the annual total compensation of all employees of our company (other than our CEO) was $99,814 and
•the 2022 annual total compensation of our CEO, as reported in the "Total" column of the Summary Compensation Table included elsewhere in this Proxy Statement was $5,668,955.

Based on this information, for 2022 the ratio of the annual total compensation of Mr. Singh, our Chairman, President and Chief Executive Officer, to the median of the annual total compensation of all employees was 56.8 to 1.

BankUnited, Inc. 2023 Proxy Statement

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer ("PEO"), Rajinder P. Singh and non-PEO NEOs (as a group) and certain Company financial performance metrics. For further information concerning our pay-for-performance philosophy and how we align executive compensation with Company financial performance, please refer to the Compensation Discussion and Analysis above.
The following table reports the compensation of our PEO and the average compensation of our non-PEO NEOs as reported in the Summary Compensation Table for the past three fiscal years, as well as their "Compensation Actually Paid" (or "CAP") as calculated pursuant to recently adopted SEC rules, and certain performance measures required by the rules.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(6)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (in thousands)	Ratio of Non-performing Assets to Total Assets(5)
2022	$5,668,955	$1,808,813	$1,888,510	$911,001	$101.46	$105.98	$284,971	0.18%
2021	$5,913,787	$7,102,326	$2,001,319	$2,254,024	$123.26	$117.04	$414,984	0.45%
2020	$4,676,581	$5,511,241	$1,592,222	$1,811,207	$99.09	$87.87	$197,853	0.56%
1.The PEO for each year reported was Rajinder P. Singh.
2.The non-PEO NEOs for each year reported were Thomas M. Cornish, Leslie N. Lunak, Rishi Bansal and Jay D. Richards.
3.Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company's stock price at the end and the beginning of the measurement period by the Company's stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019. Historical stock performance is not necessarily indicative of future stock performance.
4.The peer group used for comparison is the KBW Nasdaq Regional Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Historical stock performance is not necessarily indicative of future stock performance.
5.Ratio of Non-performing Assets to Total Assets excluding the fully guaranteed portion of non-accrual SBA loans is determined to be our Company-Selected Measure. This metric is determined to be the most important financial measure to link compensation actually paid to the NEOs to Company performance as it is a performance measure for our 2022 AIP awards. In addition, the level of the Company's non-performing assets over the performance period also influences the net charge-off rate, which is a performance measure for our 2022 PSU awards. The ratio of non-performing assets to total assets excludes the guaranteed portion of portion of SBA loans, which is a non-GAAP financial measure. See section entitled "Non-GAAP Financial Measures."
6.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company's NEOs. These amounts reflect the amounts set forth in the "Total" column in the Summary Compensation Table with certain adjustments as shown in the table below. Equity fair values are calculated in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate equity fair values did not materially differ from those disclosed at the time of grant.

BankUnited, Inc. 2023 Proxy Statement

	2022		2021		2020
	PEO	Non-PEO NEOs Average	PEO	Non-PEO NEOs Average	PEO	Non-PEO NEOs Average
Total compensation for covered fiscal year from Summary Compensation Table	$5,668,955	$1,888,510	$5,913,787	$2,001,319	$4,676,581	$1,592,222
Deduct: amount reported in "Stock Awards" column of the Summary Compensation Table	$(3,018,821)	$(843,345)	$(2,875,033)	$(809,585)	$(2,500,019)	$(687,097)
Add: Fair Value ("FV") as of Fiscal Year ("FY")-end of equity awards granted during the year that remain outstanding and unvested as of FY-end	$2,053,894	$590,226	$2,450,565	$709,549	$3,073,027	$834,967
Add: vesting date FV for any equity awards granted during the year that vested at the end of or during FY	$291,598	$69,333	$345,969	$82,272	$475,686	$113,105
Add: change as of end of FY in FV of equity awards granted in any prior year that are outstanding and unvested as of FY-end	$(1,338,685)	$(354,766)	$792,520	$214,780	$(120,968)	$(16,284)
Add: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	$(260,333)	$(61,448)	$474,518	$55,689	$(93,066)	$(25,706)
Deduct: FV at the end of the prior FY for equity awards granted in any prior year that failed to meet applicable vesting conditions during FY	$(1,587,795)	$(377,509)	$—	$—	$—	$—
Compensation actually paid	$1,808,813	$911,001	$7,102,326	$2,254,024	$5,511,241	$1,811,207
1.The Company does not have a defined benefit pension plan.
2.No dividends were paid on unvested equity awards for each year reported.

BankUnited, Inc. 2023 Proxy Statement

Discussion of Performance Measures

Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the KBW Nasdaq Regional Banking Index over the same period.

Company TSR vs. Peer Group TSR
TSR Return on Investment of $100
$180
$160
$140
$120
$100
$80
$60
2019
2020
2021
2022
$100.00
$99.09
$87.87
$123.26
$117.04
$105.98
$101.46
BKU
PEERS

Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company's cumulative TSR over the three most recently completed fiscal years.

BankUnited, Inc. 2023 Proxy Statement

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($000s)
TSR Return on Investment of $100
8000
7000
6000
5000
4000
3000
2000
1000
0
$140
$120
$100
$80
$60
$40
$20
$-
2019
2020
2021
2022
$100
$99.09
$123.26
$101.46
$7,102
$5,511
$1,808
$1,811
$2,254
$911
CAP CEO
CAP NEO
TSR

Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and Net Income

The following chart sets forth the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($000s)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Net Income ($000s)
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
$414,984
$7,102
$5,511
$284,971
$2,254
$1,808
$1,811
$911
2020
2021
2022
CAP CEO
CAP NEO
NET INCOME

BankUnited, Inc. 2023 Proxy Statement

Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and NPA Ratio

The NPA ratio, the company selected measure included in the Pay for Performance Table, directly impacted compensation actually paid as it was a performance measure used in determining the amount of AIP awards for each period presented. The level of the Company's non-performing assets over the performance period also influences the net charge-off rate, which was a performance measure used to determine the amount of PSUs granted under the LTIP for all periods presented. This company selected measure was considered important over the periods presented due in part to the impact of the COVID-19 pandemic, which resulted in a significant increase in the level of criticized, classified, and non-performing assets in 2020. Reducing the level of criticized, classified and non-performing assets was vital to the Company's performance over the three periods presented in the Pay for Performance table.

Performance measures the Company considered most important to the determination of compensation actually paid for 2022 are listed in the table below (the measures in this list are not ranked):
■Non-performing Assets Ratio
■Earnings per Share
■Non-interest Bearing Deposits as a Percentage of Total Deposits
■Total Shareholder Return (TSR)

BankUnited, Inc. 2023 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2022, relating to the Company's equity compensation plans pursuant to which equity incentive awards to acquire shares of our common stock may be granted from time to time.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	910,345	(1)	N/A	1,531,812
Equity compensation plans not approved by securityholders	N/A		N/A	—
Total	910,345			1,531,812
1.    Includes 910,345 shares that may be issued pursuant to outstanding RSUs and PSUs granted under the BankUnited, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan (the "2014 Plan"). At the time of grant and throughout the vesting period, PSUs are recorded at the maximum payout and adjusted at settlement based on the measurement of performance achievement.

BankUnited, Inc. 2023 Proxy Statement

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")
    As required by Section 14A of the Securities Exchange Act, the Board of Directors is providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is referred to as a "Say-on-Pay" vote, which we hold annually.
    As described in more detail under the heading "Compensation Discussion and Analysis," we believe that our executive compensation programs appropriately motivate and retain our executives while effectively aligning the interests of our named executive officers with those of our shareholders. We target total compensation for our NEOs at market and peer group competitive levels, while delivering pay which is linked to company performance over time.
    The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers generally, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Because the vote is advisory, it will not be binding upon our Board of Directors or Compensation Committee and we will not be required to take any action as a result of the outcome of the vote. However, our Board of Directors and Compensation Committee value the opinions of our shareholders and, will take the results of the vote into consideration when making compensation decisions.
    For the reasons set forth above, and the others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:
"RESOLVED, that the shareholders hereby APPROVE, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Company's Proxy Statement for the 2023 Annual Meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement."
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

BankUnited, Inc. 2023 Proxy Statement

PROPOSAL NO. 4

APPROVAL OF THE BANKUNITED, INC. 2023 OMNIBUS EQUITY INCENTIVE PLAN
Upon the recommendation of the Compensation Committee, which was advised by its independent compensation advisor Pay Governance, on April 12, 2023, the Board of Directors adopted the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan (the "2023 Omnibus Plan"), subject to shareholder approval.

The Board of Directors believes that the adoption of the 2023 Omnibus Plan is in the best interests of the Company and its shareholders. As a key element of our compensation program, our equity grants are designed to provide additional incentives to selected management, employees, directors, independent contractors and consultants of the Company or its affiliates in order to retain such persons whose efforts will facilitate the long-term growth and profitability of the Company. The Company relies on incentives in the form of stock options, share appreciation rights (“SARs”), restricted share units, restricted shares, deferred shares, performance shares, other share-based awards, cash awards, or any combination of the foregoing.

The Company currently maintains the Amended and Restated BankUnited, Inc. 2014 Omnibus Equity Incentive Plan, (the "2014 Omnibus Plan"), which will expire by its terms on May 15 2030, approximately 469,714 shares remain available for grant as of March 31, 2023. The BankUnited, Inc. 2010 Omnibus Plan (the "2010 Omnibus Plan") expired on January 27, 2021. While no further awards are available for issuance under this plan, 8,144 unvested awards remain outstanding. Accordingly, unless the 2023 Omnibus Plan is approved, we will be severely limited in the awards we are able to grant in the future. If the 2023 Omnibus Plan is approved, the authorized share pool will be comprised of 1,900,000 shares, plus (1) the shares remaining under the 2014 Omnibus Plan on May 16, 2023, the effective date of the 2023 Omnibus Plan and (2) any shares underlying awards outstanding under the 2014 Omnibus Plan and the 2010 Omnibus Plan (the "Prior Plans") as of the effective date that are subsequently forfeited, cancelled, exchanged or surrendered, settled in cash or that otherwise terminates or expires without a distribution of shares to the participant.

Our Compensation Committee requested its independent compensation advisor, Pay Governance, to review the 2023 Omnibus Plan and the Compensation Committee considered the input from Pay Governance in its recommendation for approval. See the section "Role of our Independent Compensation Consultant".
The 2023 Plan includes the following good compensation and governance practices:
•No Evergreen Provision. Fixed number of shares available for grant that will not automatically increase;
•Double-Trigger Change-in-Control Provision. Does not mandate accelerated vesting of equity awards in connection with a change in control in which such awards are continued or assumed by the post-transaction entity; instead includes a double-trigger change-in-control provision that provides for the accelerated vesting of awards assumed following a change in control upon a qualifying termination within a prescribed period of time;

•No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

BankUnited, Inc. 2023 Proxy Statement

•Prohibition on Repricing and Cash Buyouts. Prohibits the repricing or the exchange of stock options and stock appreciation rights without shareholder approval;

•Limitation on Non-Employee Director Compensation. Limits the value of total compensation (including equity awards granted under the 2023 Omnibus Plan and any other compensation such as cash retainers or fees) that might be made to any non-employee director during a Board cycle (i.e., the period beginning on an annual meeting and ending at immediately before the start of the next annual meeting) to $500,000;

•No Liberal Share Recycling. Shares tendered in payment of the exercise price of stock options or stock appreciation rights or shares withheld to satisfy tax withholding obligation will not be added back to the 2023 Omnibus Plan; and

•Clawback Policy. Awards under the 2023 Omnibus Plan are subject to the Company’s policies on, or any provisions in an Individual Agreement providing for, recoupment and clawback.

Key Data Used to Determine the Number of Shares Needed

    The 1,900,000 share increase requested to be approved by shareholders represents 2.55% of our total outstanding common shares as of March 31, 2023. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total outstanding shares.

    We manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account forfeitures.

Fiscal Year Ended December 31,
	2022	2021	2020
Options Granted	0	0	0
Restricted Share Awards Granted	496,361	571,936	660,587
Restricted Share Units Granted	361,321	63,814	106,731
Performance Share Units Vested	—	—	52,026
Weighted Avg. Common Shares Outstanding	78,807,788	90,400,188	91,706,256
BURN RATE	1.09%	0.70%	0.89%

An additional metric we used to measure the impact of the requested share increase is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by weighted average shares outstanding at the end of the year).

BankUnited, Inc. 2023 Proxy Statement

The table below represents our potential overhang levels based on our fully diluted common stock

Potential Overhang with 1,900,000 Additional Shares
Total Equity Awards Outstanding as of March 31, 2023		2,569,713
Options and Stock Appreciation Rights Outstanding	N/A
Restricted Share Awards	1,190,511
Restricted Share Units and Performance Share Units	1,379,202
Shares Available for Grant		469,714
Shares Available for Grant Under the 2014 Plan	469,714
Shares Available for Grant Under the 2010 Plan	N/A
Additional Requested Shares		1,900,000
Total Potential Dilution, or Overhang		4,939,427
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding		6.64%

Overview of the 2023 Omnibus Plan
    Set forth below is a general description of the material features of the 2023 Omnibus Plan. This description is qualified in its entirety by the full text of the 2023 Plan, which is attached to this Proxy Statement as Appendix A.
Administration
    The 2023 Omnibus Plan may be administered by our Board or by a committee of directors designated by our Board (the "Administrator"). The Administrator has broad administrative authority to interpret the 2023 Omnibus Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2023 Omnibus Plan. Pursuant to its administrative authority, the Administrator may, among other things: select the persons who will receive awards and determine the types of awards to be granted; determine the terms and conditions of those awards, and amend the terms and conditions of outstanding awards.
Eligibility for Awards
    Employees, directors, independent contractors and consultants of the Company and its affiliates are eligible to receive awards under the 2023 Omnibus Plan. As of March 31, 2023, there were eight non-employee directors and approximately 1,650 employees of the Company and its affiliates who would be eligible to receive awards under the 2023 Omnibus Plan. Incentive stock options, however, may be granted only to employees. The Administrator has discretion to select participants from year to year.
Shares Available; Limitations on Awards
    The number of shares that may be granted to participants pursuant to awards granted under the 2023 Omnibus Plan, all of which may be granted as incentive stock options may not exceed 1,900,000, plus (1) the shares remaining under the 2014 Omnibus Plan on the effective date of the 2023 Omnibus Plan and (2) any shares that are subject to an award granted under the Prior Plans that are forfeited, cancelled, exchanged or surrendered, settled in cash or that otherwise terminates or expires without a distribution of shares to the participant.
    The shares of our common stock issued under the 2023 Omnibus Plan may consist of authorized but unissued shares or shares that we may reacquire in the open market, in private transactions, or otherwise. If any

BankUnited, Inc. 2023 Proxy Statement

shares of common stock subject to an award granted under the 2023 Omnibus Plan or the Prior Plans are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, those shares will again be available for awards under the 2023 Omnibus Plan. Notwithstanding the foregoing, shares surrendered or withheld as payment of either the exercise price of an award under the 2023 Omnibus Plan or an award under the Prior Plans (including shares otherwise underlying an award of a "SAR" under the 2023 Omnibus Plan or an award of a SAR under the 2014 Omnibus Plan that are retained by the Company to account for the grant price of such award) or withholding taxes in respect of an award under the 2023 Omnibus Plan or an award under the Prior Plans shall no longer be available for grant under this Plan.
During any Board cycle, the aggregate value of total compensation (including equity awards granted under the 2023 Omnibus Plan and any other compensation such as cash retainers or fees that might be made to any non-employee director of the Company may not exceed $500,000.
Adjustments for Changes in Capitalization
    The 2023 Omnibus Plan provides that, in the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company's direct or indirect ownership of a subsidiary or affiliate (including by reason of a subsidiary's or an affiliate's ceasing to be a subsidiary or affiliate for any reason or a sale of a division of the Company and its affiliates ("Disaffiliation"), or similar event affecting the Company or any of its subsidiaries, the Administrator will make, in its sole discretion, an equitable substitution or proportional adjustment in (i) the aggregate number of shares of common stock reserved for issuance under the 2023 Omnibus Plan (ii) the number and kind of shares or other securities subject to outstanding awards, (iii) the performance goals applicable to outstanding awards, (iv) the number considered delivered based on the type of award granted and (v) the exercise price of outstanding awards. In the case of a change in control of the Company, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards, or in connection with a Disaffiliation, arrangement for the assumption or replacement of awards by the affected subsidiary, affiliate or division.
Awards
    General. The terms and conditions of each award granted under the 2023 Omnibus Plan will be set forth in an award agreement in a form to be determined by the Administrator.
    Options. The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The 2023 Omnibus Plan does not permit any stock option to be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option with a lower exercise price, or otherwise be subject to any action that would be treated, under the NYSE listing standards or for accounting purposes, as a “repricing” of such stock option, without the approval of shareholders.
    An optionee will have no rights to dividends, dividend equivalent or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the optionee has given written notice of exercise and paid the exercise price and applicable withholding taxes.
    Unless the award agreement provides otherwise, in the event of an optionee's termination of employment or service for any reason other than for cause, retirement, disability or death, the optionee's options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination and will then expire. Unless the applicable option agreement provides otherwise, in the event of an optionee's termination of employment or service due to retirement, disability or death, the optionee's options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination

BankUnited, Inc. 2023 Proxy Statement

and will then expire. Options that were not exercisable on the date of termination of the optionee's employment or service for any reason other than for cause will expire at the close of business on the date of such termination. In the event of an optionee's termination of employment or service for cause, the optionee's outstanding options will expire at the commencement of business on the date of such termination.
Incentive Stock Options. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for some reason, an incentive stock option (or portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion thereof) shall not be treated as an incentive stock option.
    Share Appreciation Rights. SARs may be granted under the 2023 Omnibus Plan. An SAR granted under the 2023 Omnibus Plan will entitle its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Administrator on the date of grant (which shall be no less than fair market value at the date of grant). The Administrator may determine to settle the exercise of a SAR in shares of common stock, cash or any combination of both. The exercise price of a SAR may not be less than one hundred percent (100%) of the fair market value of a share of common stock on the date of grant. The exercise period of a SAR may not exceed ten years from the date of grant. The 2023 Omnibus Plan does not permit any SARs to be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new SARs with a lower exercise price, or otherwise be subject to any action that would be treated, under the NYSE listing standards or for accounting purposes, as a “repricing” of such SARs, without the approval of shareholders.
    Participants who are granted SARs shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
    In the event of a participant's termination of employment or service, SARs will be exercisable at such times and subject to such terms and conditions as determined by the Administrator in the applicable award agreement.
    Restricted Share Units, Restricted Shares, Deferred Shares and Performance Shares. Restricted Share Units, Restricted shares, deferred shares and performance shares may be issued either alone or in addition to other awards granted under the 2023 Omnibus Plan. The Administrator will determine the purchase price and performance objectives, if any, with respect to the grant of restricted share units, restricted shares, deferred shares and performance shares. Subject to the provisions of the 2023 Omnibus Plan and the applicable award agreement, the Administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, the participant's termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or a participant's death or disability.
    Unless the award agreement provides otherwise, participants with restricted shares and performance shares will generally have all of the rights of a stockholder of the Company during the restricted period including dividend or distribution rights; provided, however that any dividends or dividend equivalents provided with respect to restricted share units, restricted shares, deferred shares or performance shares that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying awards. Participants with restricted share units and deferred shares will generally not have the rights of stockholders, but, an amount equal to dividends declared during the restricted period may be paid if the award agreement so provides.
    The rights of a participant with respect to restricted share units, restricted shares, deferred shares and performance shares upon termination of the participant's employment or service will be set forth in the applicable award agreement.

BankUnited, Inc. 2023 Proxy Statement

    Other Share-Based Awards. The Administrator may grant other share-based awards upon terms and conditions determined by the Administrator at the date of grant or thereafter, including any performance goals and performance periods. Any dividends or dividend equivalents provided with respect to other share-based awards that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying awards.
Cash based Awards. The Administrator by grant awards that are denominated and payable in cash. Any cash awards subject to performance goals, the performance goals to be achieved during any performance period and the length of the performance period shall be determined by the Administrator upon grant of the cash award.
Treatment of Outstanding Awards upon a Change in Control
    The 2023 Omnibus Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control, the awards (other than annual cash awards) granted under the 2023 Plan will be treated as follows:

•the applicable performance goals for any performance-based award will be deemed achieved at the greater of (a) the applicable target level and (b) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the change in control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period;

•if the awards under the 2023 Plan are assumed or substituted by the successor company on their existing terms (after giving effect to the determination of the level of achievement of any performance goals as described in the first bullet above), such awards shall continue to vest in accordance with their terms. Any assumed or substituted awards would become fully vested upon a termination of employment by the successor company other than for cause within 24 months following such change in control. In addition, any stock option or stock appreciation right held by the participant as of the date of the change in control that remains outstanding as of the date of such termination may thereafter be exercised until the expiration of the stated full term of such award. However, if a participant’s award agreement or Individual Agreement provides for a different treatment upon a termination following a change in control, the terms of such award agreement or Individual Agreement shall apply; and

•if an award is not assumed or substituted by the successor company in connection with a change in control, all then-outstanding stock options and stock appreciation rights will become fully vested and exercisable, and all other awards will vest, be free of restrictions, and be deemed to be earned and payable, in each case after giving effect to the determination of the level of achievement of any performance goals as described in the first bullet above.
With respect to annual cash awards, the treatment described above will apply only if the Committee specifically provides for their application in the plan, policy or other arrangement governing such annual cash awards. If the treatment described above does not apply to an annual cash award, from and after a change in control, the participant’s opportunity with respect to such annual cash award shall continue without adverse amendment.
Termination of Employment and Service
    Unless otherwise provided in an award agreement or an Individual Agreement, upon a participant's termination of employment or service, the participant will forfeit any options to the extent they were not exercisable on the date of such termination. The rights of participants of SARs, restricted share units, restricted

BankUnited, Inc. 2023 Proxy Statement

shares, deferred shares, performance shares or other share-based awards upon a termination of employment or service shall be set forth in the award agreement.
Transferability of Awards
    Until such time as the awards are fully vested and/or exercisable in accordance with the 2023 Omnibus Plan or an award agreement thereunder, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof in violation of the provisions of the 2023 Omnibus Plan or an award agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Unless otherwise determined by the Administrator, an option may be exercised, during the lifetime of the participant, only by the participant or, during any period during which the participant is under a legal disability, by the participant's guardian or legal representative.
Clawback Policy
Any awards under the 2023 Plan are subject to the Company’s policies on, or any provisions in an award agreement or an Individual Agreement providing for, recoupment of gains realized from any awards as may be in effect from time to time.
Amendment or Termination of Plan
    Our Board may amend, alter or terminate the 2023 Omnibus Plan, provided that no such amendment, alteration or termination shall be made that would materially impair the rights of a participant under any award theretofore granted without such participant's consent, except for any such amendment required to comply with law. The 2023 Omnibus Plan may not be amended, without stockholder approval to the extent such approval is required to comply with applicable law or the listing standards of the applicable exchange .
Determination of Fair Market Value
    The fair market value of a share of common stock will be determined by the Administrator in its sole discretion, subject to certain limitations, including if our common stock is admitted to trading on a national securities exchange, the fair market value of a share of common stock will be the closing sales price per share on the date of measurement, or if no sale was reported on that date, then on the immediately preceding date on which shares were traded on such national securities exchange.
Certain Federal Income Tax Consequences
    Set forth below is a summary of certain federal income tax consequences of the issuance, receipt, and exercises of options and SARs and the granting and vesting of restricted share units, restricted shares, performance awards, deferred shares and cash awards, in each case under the 2023 Omnibus Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2023 Omnibus Plan, nor does it cover state, local, or non-U.S. taxes. Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.
Non-Qualified Options
A participant generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the participant

BankUnited, Inc. 2023 Proxy Statement

recognizes ordinary income. If the shares of common stock acquired upon the exercise of a non-qualified option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the participant.
Incentive Stock Options
A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (twelve months in the case of permanent disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (the participant will have taxable income for alternative minimum tax purposes for the difference between the option price and the stock's fair market value). If the participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the date of the stock option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding requirements are satisfied, the disposition will constitute a "disqualifying disposition" and the participant will generally recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
Share Appreciation Rights
    A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Rather, at the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company generally will be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Share Units
A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of settlement. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.
Restricted Shares and Performance Awards
    A participant generally will not be taxed upon the grant of a restricted share or performance award, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Internal Revenue Code). The participant's tax basis in the shares will equal the fair market value of the shares at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends

BankUnited, Inc. 2023 Proxy Statement

paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares or performance shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant's holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Deferred Shares
    In general, the grant of deferred shares will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.
Cash Awards
Cash awards generally are subject to ordinary income tax at the time of payment to a participant and we are entitled to a corresponding deduction.
New Plan Benefits
    Awards under the 2023 Omnibus Plan are made at the discretion of the Compensation Committee. Therefore, the benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group, under the 2023 Omnibus Plan if the proposed amendment is approved by shareholders are not presently determinable.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION APPROVING THE BANKUNITED, INC. 2023 OMNIBUS EQUITY INCENTIVE PLAN.

BankUnited, Inc. 2023 Proxy Statement

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of the March 20, 2023 record date: (1) each person or entity, based on information contained in Schedules 13G filed with the SEC, who owns of record or beneficially more than 5% of any class of the Company's voting securities; (2) each of the Company's executive officers and directors; and (3) all of the Company's directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each shareholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, Florida 33016.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, RSUs or other securities held by that person that are currently exercisable or exercisable or convertible within 60 days of March 20, 2023. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	%
Executive Officers, Directors and Director Nominees:
Rajinder P. Singh(1)	336,189	*
Thomas M. Cornish(2)	135,377	*
Leslie N. Lunak(3)	96,620	*
Rishi Bansal(4)	33,831	*
Jay D. Richards(5)	39,324	*
Kevin A. Malcolm(6)	10,000	*
Tere Blanca (7)	16,329	*
John N. DiGiacomo(8)	8,529	*
Michael J. Dowling(9)	16,329	*
Douglas J. Pauls(10)	68,474	*
A. Gail Prudenti(11)	10,059	*
William S. Rubenstein(12)	11,693	*
Sanjiv Sobti(13)	12,329	*
Lynne Wines (14)	14,329	*
All executive officers and directors as a group (14 persons)	809,412	*
Greater than 5% Shareholders (Other than Executive Officers and Directors):
The Vanguard Group(15)	9,235,979	12.4%
T. Rowe Price Associates, Inc.(16)	6,828,561	9.2%
BlackRock, Inc.(17)	11,500,337	15.5%
State Street (18)	4,379,012	5.9%
Dimensional Fund Advisors LP(19)	4,754,800	6.4%
(1)    Includes 55,782 RSUs.
(2)    Includes 24,599 RSUs and 400 shares held by the P.A. Castellanos-Cornish Revocable Trust, for which Mr. Cornish serves as a co-trustee. Mr. Cornish disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the P.A. Castellanos-Cornish Revocable Trust is 9555 SW 69th Court, Pinecrest, FL 33156.

BankUnited, Inc. 2023 Proxy Statement

(3)     Includes 13,945 RSUs .
(4)    Includes 14,504 RSUs.
(5)     Includes 31,000 restricted shares.
(6)     Includes 10,000 restricted shares.
(7)    Includes 1,766 restricted shares.
(8)     Includes 1,766 restricted shares.
(9)    Includes 1,766 restricted shares.
(10)     Includes 2,649 restricted shares and 31,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as co-trustee. Mr. Pauls disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Lane, Johns Island, SC 29455.
(11)    Includes 1,766 restricted shares and 330 shares held by Judge Prudenti's spouse.
(12)    Includes 1,766 restricted shares.
(13) Includes 1,766 restricted shares.
(14) Includes 1,766 restricted shares.
(15)    Based on the Schedule 13G dated as of December 30, 2022 filed with the SEC, The Vanguard Group is deemed to have beneficial ownership of 9,235,979 shares of common stock, including sole voting power over 0 shares, shared voting power over 65,777 shares, sole dispositive power over 9,090,913 shares and shared dispositive power over 145,066 shares. Based on the Schedule 13G dated as of December 30, 2022 filed with the SEC, the address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(16)    Based on the Schedule 13G dated as of December 31, 2022 filed with the SEC, T. Rowe Price Associates, Inc. and its affiliates are deemed to have beneficial ownership of 6,828,561 shares of common stock, including sole voting power over 3,665,376 shares and sole dispositive power over 6,828,561 shares. Based on the Schedule 13G dated as of December 31, 2022, the address of T. Rowe Price Associates, Inc. is 101 East Pratt Street, Baltimore, MD 21201.
(17)    Based on the Schedule 13G dated as of December 31, 2022 filed with the SEC, BlackRock, Inc. and its affiliates are deemed to have beneficial ownership of 11,500,337 shares of common stock, including sole voting power over 11,348,038 shares and sole dispositive power over 11,500,337 shares. Based on the Schedule 13G dated as of December 31, 2022 filed with the SEC, the address of BlackRock, Inc. is 55 E. 52nd Street, New York, NY 10055.
(18)     Based on the Schedule 13G dated as of December 31, 2022 filed with the SEC, State Street Corporation and its affiliates are deemed to have beneficial ownership of 4,379,012 shares of common stock, including shared voting power of 4,167,224 shares and shared dispositive power of 4,379,012 shares. Based on the Schedule 13G dated as of December 31, 2022 filed with the SEC, the address of State Street Corporation. is One Lincoln Street, Boston, MA 02111.
(19)    Based on the Schedule 13G dated as of December 30, 2022 filed with the SEC, Dimensional Fund Advisors LP and its affiliates are deemed to have beneficial ownership of 4,754,800 shares of common stock, including sole voting power of 4,680,762 shares and sole dispositive power of 4,754,800 shares. Based on the Schedule 13G dated as of December 30, 2022 filed with the SEC, the address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2022 were timely filed.

BankUnited, Inc. 2023 Proxy Statement

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
In order to submit shareholder proposals for the 2024 annual meeting of shareholders for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 promulgated under Section14(a) of the Exchange Act materials must have been received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December 13, 2023.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2024 annual meeting of shareholders, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 16, 2024, and no later than February 15, 2024. All director nominations and shareholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company. In addition to complying with the advance notice and other requirements of the Company's By-Laws, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2024.
Other than the proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand or made in compliance with the foregoing procedures, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

BankUnited, Inc. 2023 Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
PROXY STATEMENT
    The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2023 Annual Meeting of Shareholders to be held on Tuesday, May 16, 2023, at 10:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2023. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2022 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 12, 2023, to shareholders of record as of March 20, 2023 (the "Record Date").
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Q:    Why am I receiving these materials?
A:    We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's virtual Annual Meeting. You are receiving this Proxy Statement because you were a BankUnited, Inc. shareholder as of the close of business on the Record Date. This Proxy Statement provides notice of the virtual Annual Meeting, describes the three proposals presented for shareholder action and includes information required to be disclosed to shareholders.
Q:    How do I get electronic access to the proxy materials?
A:    This Proxy Statement and the Company's Annual Report to Shareholders are available on our website at https://ir.bankunited.com. If you are a shareholder of record, you may elect to receive future annual reports or proxy statements electronically by registering your email address at www.proxyvote.com. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials. An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the shareholder.
Q:    What proposals will be voted on at the Annual Meeting?
A:    There are four proposals scheduled to be voted on at the virtual Annual Meeting:
•To elect ten directors identified in this Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
•To approve, on an advisory basis, the compensation of our named executive officers.
•To approve the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan.

BankUnited, Inc. 2023 Proxy Statement

Q:    What is the Board of Directors' voting recommendation?
A:    The Company's Board of Directors recommends that you vote your shares:
•"FOR" each of the nominees to the Board of Directors.
•"FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
•"FOR" the approval, on an advisory basis, of the compensation of our named executive officers.
•"FOR" the approval of the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan.
Q:    Who is entitled to vote?
A:    All shares owned by you as of the close of business on March 20, 2023 (the "Record Date") may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:
•held directly in your name as the shareholder of record; and
•held for you as the beneficial owner through a broker, bank or other nominee.
On the Record Date, BankUnited, Inc. had 74,424,465 shares of common stock issued and outstanding.
Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:    Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote at the virtual Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the virtual Annual Meeting?"
Beneficial Owner. If your shares are held in an account by a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting.
Since a beneficial owner is not the shareholder of record, you may not vote your shares at the virtual Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the virtual Annual Meeting. If you will not be attending the virtual Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the virtual Annual Meeting?"

BankUnited, Inc. 2023 Proxy Statement

Q:    How can I participate in the virtual Annual Meeting?
A:    To participate in the virtual Annual Meeting visit www.virtualshareholdermeeting.com/BKU2023 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:30 a.m. Eastern Time ("ET") on May 16, 2023. The meeting will begin promptly at 10:00 a.m. ET on May 16, 2023.
    The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
    If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BKU2023, type your question into the ‘‘Ask a Question’’ field, and click ‘‘Submit.’’
    Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at https://ir.bankunited.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
    If you encounter any difficulties accessing the virtual meeting during the check-in process, please contact the technical support number that will be posted on the Virtual Meeting login page.
Q:    How can I vote my shares at the virtual Annual Meeting?
A:    Shareholder of Record. Shares held directly in your name as the shareholder of record may be voted at the virtual Annual Meeting. You will need to have the 16-digit control number to vote your shares at the virtual Annual Meeting.
    Beneficial Owner. Shares held in street name may be voted at the virtual Annual Meeting. You will need the 16-digit control number provided on the instructions that accompanied your proxy materials to vote your shares at the virtual Annual Meeting.
Q:    How can I vote my shares without attending the virtual Annual Meeting?
A:    Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the virtual Annual Meeting by voting in one of the following manners:
•Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;
•Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or
•Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.

BankUnited, Inc. 2023 Proxy Statement

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 15, 2023.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present at the virtual Annual Meeting or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.
Q:    What happens if I do not give specific voting instructions?
A:    Shareholder of Record. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the virtual Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.
Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the NYSE, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome on non-routine matters other than reducing the number of shares present at the virtual annual meeting or by proxy and entitled to vote from which a majority is calculated for proposals that require the approval of a majority of the shares represented at the meeting and entitled to vote on the proposal.
Q:    Which proposals are considered "routine" or "non-routine"?
A:    The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.
    The election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) and the vote to approve the BankUnited, Inc.2023 Omnibus Equity Incentive Plan (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes with respect to each of Proposal No.1, Proposal No. 3 and Proposal No. 4.
Q:    What is the voting requirement to approve each of the proposals?
A:     Proposal 1: Ten directors have been nominated for election at the virtual Annual Meeting. Each director will be elected by a majority of the votes cast, either in attendance or by properly authorized proxy, in the

BankUnited, Inc. 2023 Proxy Statement

election of directors at the virtual Annual Meeting. Shareholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.
An incumbent director nominee who fails to receive the affirmative vote of a majority of the votes cast will be required to tender his or her resignation for the consideration of the Board. The Board’s Nominating and Corporate Governance Committee would then make a recommendation to the Board as to whether to accept or reject the resignation, or as to any other action to be taken. Upon such recommendation and any other factors it may deem appropriate and relevant, the Board will then make a determination regarding the director’s resignation within ninety days of the certification of the election results and publicly disclose its determination.
    Proposal 2: The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.
    Proposal 3: The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm, abstentions will also have the effect of a vote against approval of the compensation of our named executive officers. Broker non-votes will have no effect on this item.
Proposal 4: The approval of the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm and the advisory vote to approve the compensation of our named executive officers, abstentions will have the effect of a vote against approval of the BankUnited, Inc. 2023 Omnibus Equity Plan. Broker non-votes will have no effect on this item.
Q:    What does it mean if I receive more than one proxy or voting instruction card?
A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Q:    Who will count the vote?
A:    A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the inspector of election.
Q:    Can I revoke my proxy or change my vote?
A:    Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:
•providing written notice to the corporate secretary of the Company;
•delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or
•attending the virtual Annual Meeting and voting online at www.virtualshareholdermeeting.com/BKU2023

BankUnited, Inc. 2023 Proxy Statement

    Please note that your attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted by you at the virtual Annual Meeting only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.
Q:    Who will bear the cost of soliciting votes for the Annual Meeting?
A:    The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $10,000 plus reasonable out-of-pocket expenses. Shareholders can contact Innisfree M&A Incorporated at 888-750-5834 to answer any questions they may have regarding voting.
Q:    I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    The Company has adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces the Company's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to receive a separate copy of our proxy materials in the future, shareholders may write or call the Company at the following address and telephone number:
BankUnited, Inc.
Attn: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400
Shareholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Shareholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.
Q:    How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?
A:    Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, are available to shareholders free of charge on BankUnited, Inc.'s website at https://ir.bankunited.com or by writing to BankUnited, Inc., Attn: Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2022 Annual Report on Form 10-K accompanies this Proxy Statement.

BankUnited, Inc. 2023 Proxy Statement

Q:    Where can I find the voting results of the Annual Meeting?
A:    BankUnited, Inc. will announce preliminary voting results at the virtual Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the virtual Annual Meeting.

BankUnited, Inc. 2023 Proxy Statement

NON-GAAP FINANCIAL MEASURES

Non-performing assets to total assets, excluding the guaranteed portion of SBA loans is a non-GAAP financial measure. Management believes this measure is relevant to ensure a meaningful basis for comparison to other financial institutions. The guaranteed portion of SBA loans carry nominal risks, as they are government-insured. The following table reconciles the non-GAAP financial measurement of non-performing assets to total assets, excluding the guaranteed portion of SBA loans to the comparable GAAP measurement of non-performing assets to total assets at the dates indicated (dollars in thousands):

	December 31, 2022	December 31, 2021	December 31, 2020
Non-performing assets (GAAP)	$106,951	$208,184	$247,591
Less: guaranteed portion of non-accrual SBA loans	40,289	46,118	51,332
Total adjusted non-performing assets (non-GAAP)	$66,662	$162,066	$196,259

Total assets	$37,026,712	$35,815,396	$35,010,493

Non-performing assets to total assets (GAAP)	0.29%	0.58%	0.71%

Adjusted non-performing assets to total assets (non-GAAP)	0.18%	0.45%	0.56%

BankUnited, Inc. 2023 Proxy Statement

APPENDIX A
BANKUNITED, INC.
2023 OMNIBUS EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE OF THIS PLAN.

The name of this Plan is the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan (this “Plan”). The purposes of this Plan are to provide an additional incentive to selected management, employees, directors, independent contractors, and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business, to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, this Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, Cash Awards, or any combination of the foregoing.

SECTION 2. DEFINITIONS.

For purposes of this Plan, the following terms shall be defined as set forth below:

a.“Administrator” means the Board, or, if and to the extent the Board does not administer this Plan, the Committee in accordance with Section 3.

b.“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

c.“Annual Cash Award” means a Cash Award that relates to an annual performance period and is not valued based on the Fair Market Value of a Share.

d.“Award” means any Option, Share Appreciation Right, Restricted Share Units, Restricted Share, Deferred Share, Performance Share, Other Share-Based Award, or Cash Award granted under this Plan.

e.“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

f.“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

g.“Board” means the Board of Directors of the Company.

h.“Board Cycle” means the period beginning on an annual meeting of the stockholders of the Company and ending immediately before the start of the next annual meeting of the stockholders of the Company.

i.“Cash Award” means a cash-settled Award granted pursuant to Section 11.

BankUnited, Inc. 2023 Proxy Statement

j.“Cause” means, unless otherwise provided in an Award Agreement, (x) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the grant date, or (y) if there is no such Individual Agreement or if it does not define “Cause”: (i) the Participant commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company or any Affiliate, including falsifying any documents or agreements (regardless of form); (ii) the Participant materially violates any rule or policy of the Company or any Affiliate (A) for which violation an employee may be terminated pursuant to the written policies of the Company or any Affiliate applicable to the Participant, (B) which violation results in material damage to the Company or any Affiliate or (C) which, after written notice to do so, the Participant fails to correct within a reasonable time; (iii) other than solely due to Disability, the Participant willfully breaches or habitually neglects any material aspect of the Participant’s duties assigned to the Participant by the Company or any Affiliate, which assignment was reasonable in light of the Participant’s position with the Company or its Subsidiaries (all of the foregoing duties, “Duties”); (iv) other than solely due to Disability, the Participant fails, after written notice, adequately to perform any Duties and such failure is reasonably likely to have a material adverse impact upon the Company or any Affiliate or the operations of any of them; provided that, for purposes of this clause (iv), such a material adverse impact will be solely determined with reference to the Participant’s Duties and annual compensation as such Duties and compensation relate to the Participant’s job classification; (v) the Participant materially fails to comply with a direction from the Chief Executive Officer of the Company, the Board or the board of directors of any Affiliate of the Company with respect to a material matter, which direction was reasonable in light of the Participant’s position with the Company or any Affiliate; (vi) while employed by or providing services to the Company or any Affiliate, and, without the written approval of the Board, the Participant performs services for any other corporation or person that competes with the Company or any of its Subsidiaries, or otherwise violates any restrictive covenants contained in any Award Agreement, Individual Agreement or any other agreement between the Participant and the Company or any Affiliate; (vii) the Participant’s indictment, conviction, or entering a plea of guilty or nolo contendere to, a felony (other than a traffic or moving violation) or any crime involving dishonesty; (viii) the Participant engages in any other action that may result in termination of an employee for cause pursuant to any generally applied standard, of which standard the Participant knew or reasonably should have known, adopted in good faith by the Board or the board of directors of any of the Company’s Subsidiaries from time to time but before such action or condition; or (ix) any willful breach by the Participant of his or her fiduciary duties as a director of the Company or any of its Subsidiaries. Notwithstanding the foregoing, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

k.“Change in Capitalization” means a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries.

l.“Change in Control” shall mean the occurrence of any of the following events:

i.An acquisition by a Person of Beneficial Ownership of 35% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled

BankUnited, Inc. 2023 Proxy Statement

to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company; (II) any acquisition by the Company; (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (IV) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below;

ii.A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

iii.The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination:(A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding Shares (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed before the Business Combination; and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or Committee) of the entity resulting from such Business Combination were members of the Board at the time

BankUnited, Inc. 2023 Proxy Statement

of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement, with respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this paragraph shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Award Agreement or Individual Agreement.

m.“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

n.“Committee” means any committee or subcommittee the Board may appoint to administer this Plan. Unless otherwise determined by the Board, the Committee shall be composed of two or more members of the Board (with at least two members who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications that may be required by the applicable stock exchange on which the Common Stock is traded from time to time). If at any time or to any extent the Board shall not administer this Plan, then the functions of the Administrator specified in this Plan shall be exercised by the Committee. Except as otherwise provided in the articles of incorporation or bylaws of the Company, any action of the Committee with respect to the administration of this Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

o.“Common Stock” means the common stock of the Company, par value $0.01 per share, of the Company.

p.“Company” means BankUnited, Inc. (or any successor company, except as the term “Company” is used in the definition of “Change in Control”).

q.“Deferred Shares” means the right granted pursuant to Section 9 to receive Shares at the end of a specified deferral period or periods or upon attainment of specified performance objectives.

r.“Disability” means, with respect to any Participant, unless otherwise provided in an Award Agreement, (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” that such Participant (A) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement

BankUnited, Inc. 2023 Proxy Statement

benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability” means “disability” as defined in Section 409A(a)(2)(C) of the Code and with respect to an Incentive Stock Option, for purposes of Section 7(g), “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

s.“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

t.“Effective Date” has the meaning set forth in Section 13(a).

u.“Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

v.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

w.“Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

x.“Fair Market Value” means, except as otherwise determined by the Administrator, the closing price of a Share on a national securities exchange on the date of measurement or, if Shares were not traded on a national securities exchange on such measurement date, then on the immediately preceding date on which Shares were traded on such national securities exchange, as reported by such source as the Administrator may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Administrator in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code.

y.“GAAP” means U.S. generally accepted accounting principles.

z.“Incentive Stock Option” means any Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

aa.“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in

BankUnited, Inc. 2023 Proxy Statement

control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

ab.“Option” means an option to purchase shares of Common Stock granted pursuant to Section 7.

ac.“Other Share-Based Award” means a right or other interest granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under this Plan.

ad.“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3, to receive grants of Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, Cash Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
ae."Performance Goals" means performance goals determined by the Committee in its sole discretion.
af.“Performance Shares” means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9.

ag.“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

ah.“Prior Plans” means the Amended and Restated BankUnited, Inc. 2014 Omnibus Equity Incentive Plan and the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan.

ai.“Replaced Award” has the meaning set forth in Section 12(b)(ii).

aj.“Replacement Award” has the meaning set forth in Section 12(b)(ii).

ak.“Restricted Period” has the meaning set forth in Section 9(a).
al.“Restricted Shares” means Shares granted pursuant to Section 9 subject to certain restrictions that lapse at the end of a specified period or periods.
am.“Restricted Share Units” means Awards granted pursuant to Section 9 denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares.

BankUnited, Inc. 2023 Proxy Statement

an.“Retirement” means a termination of a Participant’s employment, other than for Cause, on or after the attainment of age 65.

ao.“Share” means a share of Common Stock and any successor security (pursuant to a merger, amalgamation, consolidation or other reorganization).

ap.“Share Appreciation Right” means the right pursuant to an Award granted under Section 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

aq.“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

ar.“Transfer” has the meaning set forth in Section 14(c).

SECTION 3. ADMINISTRATION.

a.This Plan shall be administered by the Administrator and shall be administered in accordance with Rule 16b-3 under the Exchange Act to the extent applicable. This Plan is intended to comply with or be exempt from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award, issuance or payment is subject to or exempt from Section 409A of the Code, it shall be awarded or issued or paid in a manner that will comply with Section 409A of the Code or the applicable exemption of Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

b.Pursuant to the terms of this Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation, to:

i.select those Eligible Recipients who shall be Participants;

ii.determine whether and to what extent Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

iii.determine the number of Shares to be covered by each Award granted hereunder;

iv.approve the form of any Award Agreement and to determine the terms and conditions, not inconsistent with the terms of this Plan, of each Award granted hereunder (including (A) the restrictions applicable to Restricted Share Units, Restricted Shares or Deferred Shares and the conditions under which restrictions applicable to such Restricted Share

BankUnited, Inc. 2023 Proxy Statement

Units, Restricted Shares or Deferred Shares shall lapse, (B) the Performance Goals and periods applicable to Awards, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares or amount of cash or other property subject to each Award, and (F) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including extending the exercise period of such Awards and accelerating the vesting schedule of such Awards), and, if the Administrator in its discretion determines to accelerate the vesting of Options or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options or Share Appreciation Rights outstanding immediately before such Change in Control shall expire on the effective date of such Change in Control;

v.determine the terms and conditions, not inconsistent with the terms of this Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or Cash Awards or any combination of the foregoing granted hereunder;

vi.determine the Fair Market Value;

vii.determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under this Plan;

viii.adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

ix.establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

x.construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of this Plan and to exercise all powers and authorities either specifically granted under this Plan or necessary and advisable in the administration of this Plan.

c.All decisions made by the Administrator pursuant to the provisions of this Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants (other than as provided in the “Cause” definition). No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

BankUnited, Inc. 2023 Proxy Statement

SECTION 4. SHARES RESERVED FOR ISSUANCE UNDER THIS PLAN; OTHER LIMITS.

a.Subject to Section 5, the number of Shares that are reserved and available for issuance pursuant to Awards granted under this Plan, all of which may be granted Incentive Stock Options, shall be equal to 1,900,000, plus (i) any shares remaining under the Amended and Restated BankUnited, Inc. 2014 Omnibus Equity Incentive Plan on the Effective Date and (ii) any Shares that are subject to an award granted under the Prior Plans that are forfeited, cancelled, exchanged or surrendered, settled in cash or that otherwise terminates or expires without a distribution of Shares to the Participant. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award under this Plan or an award under the Prior Plans are forfeited, cancelled, exchanged or surrendered, settled in cash or otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award or award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, settlement, termination or expiration, again be available for Awards under this Plan. The reserve of Shares shall not be reduced by any Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award under this Plan or an award under the Prior Plans (including Shares otherwise underlying an Award of a Share Appreciation Right under this Plan or an award of a Share Appreciation Right under the Prior Plans that are retained by the Company to account for the grant price of such award) or withholding taxes in respect of an Award under this Plan or an award under the Prior Plans shall no longer be available for grant under this Plan.

b.On and after the Effective Date, no new awards may be granted under the Prior Plans; provided, however, that dividend equivalents may continue to be issued under the Prior Plans in respect of awards granted under such plans which are outstanding as of the Effective Date. The awards outstanding under the Prior Plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms.

c.No Participant who is a non-employee director of the Company may be paid total compensation for services as non-employee director with an aggregate value in excess of $500,000 during any Board Cycle. For purposes of this limit, a non-employee director’s total compensation includes any Awards granted under this Plan and any other compensation (such as cash retainers or fees) for director services. Any Award granted or compensation made to a participant in lieu of his or her services as an employee or a consultant (other than a non-employee director) will not count for this limitation.

SECTION 5. EQUITABLE ADJUSTMENTS.

a.In the event of a Change in Capitalization, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the limits set forth in Section 4(a); (ii) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (iii) the number and kind of Shares or other securities subject to outstanding Awards; (iv) the Performance Goals applicable to outstanding Awards; (v) the number of Shares considered delivered based on the type of Award granted as set forth in Section 4(a); and (vi) the Exercise Price of outstanding Awards. In the event of a Change in Capitalization, such adjustments may include (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Change in Capitalization with respect to which stockholders of

BankUnited, Inc. 2023 Proxy Statement

Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Change in Capitalization over the Exercise Price of such Option or Stock Appreciation Right shall be deemed conclusively valid); (y) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

b.In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the limits set forth in Section 4(a); (ii) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (iii) the number and kind of Shares or other securities subject to outstanding Awards; (iv) the Performance Goals applicable to outstanding Awards; (v) the number of Shares considered delivered based on the type of Award granted as set forth in Section 4(a); and (vi) the Exercise Price of outstanding Awards.

c.Any adjustments made pursuant to this Section 5 to Awards that are considered nonqualified deferred compensation subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 5 to Awards that are not considered nonqualified deferred compensation subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 6. ELIGIBILITY.

The Participants under this Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 7. OPTIONS.

a.General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option, provisions regarding exercisability of the Option and whether such Option is designated as Incentive Stock Option. Notwithstanding the foregoing, except as otherwise determined by the Administrator, the prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed

BankUnited, Inc. 2023 Proxy Statement

copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

b.Exercise Price; Prohibition on Repricing and Cash Buyouts. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant. In no event may any Option granted under this Plan be amended, other than pursuant to Section 5, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option with a lower Exercise Price, or otherwise be subject to any action that would be treated, under the rules of the stock exchange on which the Common Stock is traded or for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders. For the avoidance of doubt, in connection with a merger, consolidation or reorganization of the Company or any of its Subsidiaries, the Committee may grant an Option with an Exercise Price per share less than 100% of the Fair Market Value of a Share on the date of grant if such Option is granted in exchange for, or upon conversion of, options in respect of capital stock of any other entity which is a party to such merger, consolidation or reorganization, and each such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

c.Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in this Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

d.Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

e.Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair

BankUnited, Inc. 2023 Proxy Statement

Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

f.Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalent or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14(b).

g.Termination of Employment or Service.

i.Unless the applicable Award Agreement or Individual Agreement provides otherwise, if the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, then (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

ii.Unless the applicable Award Agreement or Individual Agreement provides otherwise, if the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Retirement (other than for purposes of an Incentive Stock Option), Disability, or death of the Participant, then (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

iii.In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

h.Other Change in Employment Status. An Option may be affected, in the sole discretion of the Administrator, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant.

i.Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Recipient who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least 110% of the Fair Market Value of a Share, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is

BankUnited, Inc. 2023 Proxy Statement

granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time an Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the Incentive Stock Option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall not be treated as Incentive Stock Option.

SECTION 8. SHARE APPRECIATION RIGHTS.

a.General. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under this Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

b.Exercise Price; Prohibition on Repricing and Cash Buyouts. The Exercise Price of Shares purchasable under a Share Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of a Share Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant. In no event may any Share Appreciation Right granted under this Plan be amended, other than pursuant to Section 5, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Share Appreciation Right with a lower Exercise Price, or otherwise be subject to any action that would be treated, under the rules of the stock exchange on which the Common Stock is traded or for accounting purposes, as a “repricing” of such Share Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders. For the avoidance of doubt, in connection with a merger, consolidation or reorganization of the Company or any of its Subsidiaries, the Committee may grant a Stock Appreciation Right with an Exercise Price per share less than 100% of the Fair Market Value of a Share on the date of grant if such Stock Appreciation Right is granted in exchange for, or upon conversion of, stock appreciation right in respect of capital stock of any other entity that is a party to such merger, consolidation or reorganization, and each such Stock Appreciation Right so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

c.Awards; Rights as Stockholder. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Dividends and dividend equivalents may not be paid or accrued on Share Appreciation Rights; provided that Share Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 5. Participants who are granted Share Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

d.Exercisability. Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

BankUnited, Inc. 2023 Proxy Statement

e.Payment Upon Exercise.

i.Upon the exercise of a Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Share Appreciation Right multiplied by the number of Shares in respect of which the Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

ii.Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

f.Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

g.Term. The term of each Share Appreciation Right shall be fixed by the Administrator, but no Share Appreciation Right shall be exercisable more than ten (10) years after the date such right is granted.

SECTION 9. RESTRICTED SHARE UNITS, RESTRICTED SHARES, DEFERRED SHARES AND PERFORMANCE SHARES.

a.General. Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares may be issued either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares; the period of time before which such shares become vested and free of restrictions on Transfer (the “Restricted Period”), if any, applicable to Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares; the performance objectives (if any) applicable to Restricted Share Units, Deferred Shares or Performance Shares; and all other conditions of the Restricted Share Units, Restricted Shares, Deferred Shares and Performance Shares. If the restrictions, performance objectives or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares, in accordance with the terms of the grant. The provisions of the Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares need not be the same with respect to each Participant.

b.Restrictions and Conditions. The Restricted Share Units, Restricted Shares, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

i.The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including the attainment of certain performance related goals, the Participant’s termination of

BankUnited, Inc. 2023 Proxy Statement

employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12.

ii.Except as provided in Section 14(d) or in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period. Except as provided in Section 14(d) or in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Share Units or Deferred Shares during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Deferred Shares shall be paid to the Participant as set forth in the Award Agreement, provided that the Participant is then providing services to the Company. Any dividends or dividend equivalents provided with respect to Restricted Share Units, Restricted Shares, Deferred Shares, or Performance Shares that are subject to the attainment of specified Performance Goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Certificates for Shares of unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, Deferred Shares or Performance Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

iii.The rights of Participants granted Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares upon termination of employment or service as for any reason during the Restricted Period shall be set forth in the Award Agreement.

SECTION 10. OTHER SHARE-BASED AWARDS.

The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of this Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of this Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Any dividends or dividend equivalents provided with respect to Other Share-Based Awards that are subject to the attainment of specified Performance Goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

SECTION 11. CASH AWARDS.

The Committee may grant Awards to Eligible Recipient that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. With respect to a Cash Award subject to Performance Goals, the Performance Goals to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of such Cash Award.

SECTION 12. CONSEQUENCES OF A CHANGE IN CONTROL.

BankUnited, Inc. 2023 Proxy Statement

a.General. Subject to Section 5 and notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 12 shall apply to Awards (other than Annual Cash Awards), except to the extent the Committee specifically provides otherwise in an Award Agreement. With respect to Annual Cash Awards, the provisions of this Section 12 shall apply only if the Committee specifically provides for their application in this Plan, policy or other arrangement governing such Annual Cash Awards; provided, however, that if the provisions of this Section 12 do not apply to an Annual Cash Award, from and after a Change in Control, the Participant’s opportunity with respect to an Annual Cash Award that is outstanding as of the Change in Control shall continue without adverse amendment

b.Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

i.the applicable Performance Goal(s) for any performance-based Award shall be deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period; and

ii.after giving effect to Section 12(b)(i), all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other Awards shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 12(c) (any award meeting the requirements of Section 12(c), a “Replacement Award”) is provided to the Participant pursuant to Section 5 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).

c.Replacement Awards. An Award shall meet the conditions of this Section 12(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 5; (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains vesting and forfeiture terms (including with respect to vesting schedule and a termination of service) that are not less favorable to the Participant than those of the Replaced Award (taking into account the rights on termination of service set forth in Section 12(d), as applicable); and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination of whether the conditions of this Section 12(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

d.Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a termination of service of a Participant by the Company other than for Cause within twenty-four (24) months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full, and (ii) unless otherwise provided in the

BankUnited, Inc. 2023 Proxy Statement

applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Option (other than Incentive Stock Option) or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of the stated full term of such Option or Stock Appreciation Right.

SECTION 13. EFFECTIVE DATE; TERM; AMENDMENT.

a.Effective Date. This Plan was adopted by the Board on [●],2023, and shall become effective on the date that it is approved by stockholders of the Company (the “Effective Date”). No Awards may be granted under this Plan before the time that the stockholders have approved this Plan. The approval or disapproval of this Plan by the stockholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates.

b.Term of Plan. No Award shall be granted pursuant to this Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

c.Amendment and Termination. The Board may amend, alter or terminate this Plan or an Award, but no amendment, alteration, or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, the rules of the stock exchange on which the Common Stock is traded or accounting rules. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law, including repricing of Options or Stock Appreciation Rights.

SECTION 14. MISCELLANEOUS.

a.Unfunded Status of Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

b.Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under this Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant

BankUnited, Inc. 2023 Proxy Statement

may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the maximum federal, state and local taxes required to be withheld and applied to the tax obligations; provided, however, unless otherwise determined by the Administrator, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Shares from those otherwise deliverable upon settlement of an Award by the Company or any of its Affiliates to satisfy tax, Exercise Price or other withholding obligations in respect of such Award shall be mandatory. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

c.Transfer of Awards. Until such time as the Awards are fully vested or exercisable in accordance with this Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of this Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of this Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of this Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

d.Continued Employment. The adoption of this Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

e.Clawback Policy. Awards are subject to the Company’s policies on, or any provisions in an Award Agreement or Individual Agreement with a Participant providing for, recoupment of gains realized from any Awards as may be in effect from time to time. All Awards granted under this Plan will be subject to recoupment in accordance with applicable law or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

f.Section 409A of the Code. The intent of the parties is that payments and benefits under this Plan comply with Section 409A of the Code to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in this Plan that are due

BankUnited, Inc. 2023 Proxy Statement

within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as nonqualified deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Plan, no payment or distribution under this Plan that constitutes an item of nonqualified deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6)‑month period immediately following the Participant’s termination of employment shall instead be paid on the first (1st) business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, each amount to be paid or benefit to be provided to the Participant, which constitutes nonqualified deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

g.Governing Law; Interpretation. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

* * * * *

BankUnited, Inc. 2023 Proxy Statement

BANKUNITED, INC.
ATTN: SUSAN WRIGHT GREENFIELD
14817 OAK LANE
MIAMI LAKES, FL 33016

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 15, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BKU2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08545-P91162 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANKUNITED, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Rajinder P. Singh	06) A. Gail Prudenti
02) Tere Blanca	07) William S. Rubenstein
03) John N. DiGiacomo	08) Germaine Smith-Baugh, Ed.D.
04) Michael J. Dowling	09) Sanjiv Sobti, Ph.D.
05) Douglas J. Pauls	10) Lynne Wines

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: To consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BankUnited

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V08546-P91162

BANKUNITED, INC.
Annual Meeting of Stockholders
May 16, 2023 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rajinder P. Singh as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BankUnited, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/BKU2023 at 10:00 A.M. Eastern Time on May 16, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side